SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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☐	Soliciting Material Pursuant to Section 240.14a-12

W. R. BERKLEY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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W. R. BERKLEY CORPORATION

475 Steamboat Road

Greenwich, Connecticut 06830

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 22, 2012

To The Stockholders of

W. R. BERKLEY CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of W. R. Berkley Corporation (the “Company”) will be held at its executive offices at 475 Steamboat Road, Greenwich, Connecticut, on Tuesday, May 22, 2012 at 1:00 p.m. for the following purposes:

(1)	To elect as directors to serve until their successors are duly elected and qualified the three nominees named in the accompanying proxy statement;
(2)	To approve the W. R. Berkley Corporation 2012 Stock Incentive Plan;
(3)	To consider and cast a non-binding advisory vote on a resolution approving the compensation of the Company’s executive officers pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or “say-on-pay” vote;
(4)	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012; and
(5)	To consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment thereof.

In accordance with the Company’s By-Laws, the Board of Directors has fixed the close of business on March 27, 2012 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

We are pleased to continue to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this e-proxy process expedites our stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On April 9, 2012, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2012 proxy statement and 2011 annual report and vote online.

Your attention is directed to the accompanying proxy statement. You are cordially invited to attend the Annual Meeting.

Your vote is important. Please vote as soon as possible by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by dating, signing and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

By Order of the Board of Directors,

IRA S. LEDERMAN

Senior Vice President,

General Counsel and Secretary

Dated: April 9, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2012:

The Proxy Statement and the Company’s Annual Report for the year ended December 31, 2011 are available free of charge on the website at

www.proxyvote.com.

W. R. BERKLEY CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 22, 2012

Your proxy is being solicited on behalf of the Board of Directors of W. R. Berkley Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held at the executive offices of the Company, 475 Steamboat Road, Greenwich, Connecticut, on Tuesday, May 22, 2012 at 1:00 p.m. and at any adjournment thereof. On April 9, 2012, we began mailing to stockholders of record either a Notice of Internet Availability of Proxy Materials (“Notice”) or this proxy statement and proxy card and the Company’s annual report for the year ended December 31, 2011.

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares of our common stock at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. This proxy statement and the annual report also give you information on these issues so that you can make an informed decision.

Our Board of Directors has made this proxy statement, proxy card and annual report available to you on the Internet because you own shares of W. R. Berkley Corporation common stock, in addition to delivering printed versions of this proxy statement, proxy card and the annual report to certain stockholders by mail.

When you vote by using the Internet, by telephone or, if you received your proxy card by mail, by dating, signing and returning the proxy card, you appoint Eugene G. Ballard and Ira S. Lederman, and either of them, as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by using the Internet, by telephone or (if you received your proxy card by mail) by dating, signing and returning your proxy card.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. We are sending the Notice to certain record stockholders. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the

Notice. Stockholders who receive a printed set of proxy materials will not receive the Notice, but may still access our proxy materials and submit their proxies over the Internet at www.proxyvote.com.

If you received a paper copy of this proxy statement by mail and you wish to receive a notice of availability of next year’s proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail message that will provide a link to these documents on our website. By opting to receive the notice of availability and accessing your proxy materials online, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Registered stockholders may elect to receive electronic proxy and annual report access or a paper notice of availability for future annual meetings by registering online at www.proxyvote.com. If you received electronic or paper notice of availability of these proxy materials and wish to receive paper delivery of a full set of future proxy materials, you may do so at the same location. Beneficial or “street name” stockholders who wish to elect one of these options may also do so at www.proxyvote.com.

Who is entitled to vote?

Holders of our common stock at the close of business on March 27, 2012 are entitled to vote. We refer to March 27, 2012 as the record date.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the place of the Annual Meeting on May 22, 2012 and will be accessible for ten days prior to the meeting at our principal place of business, 475 Steamboat Road, Greenwich, Connecticut, between the hours of 9:00 a.m. and 5:00 p.m.

How do I vote?

Stockholders of record may vote by using the Internet, by telephone or, if you received a proxy card by mail, by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares of our common stock through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

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You may vote by using the Internet.    The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 21, 2012. Easy to follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by telephone.    The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 21, 2012. Easy to follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be provided to any stockholder who wants to vote at the Annual Meeting. However, if you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time prior to voting of the shares represented by your proxy. You may do this by:

•	submitting a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	sending written notice of revocation to our Corporate Secretary at 475 Steamboat Road, Greenwich, Connecticut 06830; or

•	voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not by itself revoke a proxy.

How are the votes counted?

Votes cast by proxy will be tabulated by Broadridge Financial Solutions, Inc. Votes cast in person at the Annual Meeting will be tabulated by the inspectors of election appointed at the Annual Meeting, who will also determine whether a quorum is present.

How many votes do you need to hold the Annual Meeting?

The holders of a majority of our common stock outstanding and entitled to vote who are present either in person or represented by proxy constitute a quorum for the Annual Meeting. The election inspector will treat abstentions and “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted. A “broker non-vote” is when a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received instructions from the beneficial owner with respect to that matter.

On what items am I voting?

You are being asked to vote on four items:

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the election of three directors nominated by the Board of Directors and named in the proxy statement to hold office, for two of the nominees (Messrs. William R. Berkley and Christopher L. Augostini), for a term of three years until the Annual Meeting of Stockholders in 2015 and, for the other nominee (Dr. George G. Daly), for a term of one year until the Annual Meeting of Stockholders in 2013, in each case until their respective successors are duly elected and qualified;

•	the approval of the W. R. Berkley Corporation 2012 Stock Incentive Plan;

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a resolution approving the compensation of the Company’s executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or “say-on-pay” vote, which vote shall be on a non-binding advisory basis; and

•	the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2012.

How may I vote for the nominees for director, and how many votes must the nominees receive to be elected?

With respect to the election of nominees for director, you may:

•	vote FOR the election of the three nominees for director;

•	vote AGAINST one or more of the nominees and vote FOR the remaining nominees; or

•	ABSTAIN from voting for the three nominees.

The election of directors requires the affirmative vote of a majority of the votes cast at the Annual Meeting (i.e., that the number of shares voted “FOR” such director’s election exceeds the number of shares voted “AGAINST” that director’s election). If you abstain from voting, it will have no effect on the vote. If you hold shares of our common stock through a bank or broker, your bank or broker will vote your shares for you if you provide instructions on how to vote the shares. In the absence of instructions, however, banks and brokers do not have the authority to vote your shares for the election of directors. Accordingly, it is important that you provide voting instructions to your bank or broker, so that your shares may be voted in the election of directors.

What happens if a nominee for director is not reelected?

If a nominee for director is not reelected by the required vote, he or she will remain in office until a successor is elected and qualified or until his or her earlier resignation or removal. The Company’s Corporate Governance Guidelines provide that, in the event that a director nominee is not reelected, (i) such director shall promptly tender his or her resignation in writing to the Board of Directors, subject to acceptance by the Board; and (ii) the Company’s Nominating and Corporate Governance Committee shall consider such resignation and recommend to the Board the action to be taken with respect to such resignation. Within 90 days following certification of the election results, the Board of Directors shall act on the tendered resignation. Under the Guidelines, if the resignation is not accepted by the Board, the Board will publicly disclose its reasons for not accepting the resignation, and the director will continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If the director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy in accordance with the Company’s bylaws.

What happens if a nominee is unable to serve if elected?

The persons designated as proxies reserve full discretion to cast votes for other persons in the event any such nominee is unable to serve. However, the Board has no reason to believe that any nominee will be unable to serve if elected. The proxies cannot be voted for a greater number of persons than the three named nominees.

How may I vote for the approval of the W. R. Berkley Corporation 2012 Stock Incentive Plan and how many votes must the proposal receive to pass?

With respect to the proposal to approve the W. R. Berkley Corporation 2012 Stock Incentive Plan, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The approval of the W. R. Berkley Corporation 2012 Stock Incentive Plan requires the affirmative vote of a majority of the votes that could be cast at the Annual Meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

As with the vote for nominees for director described above, if you hold shares of our common stock through a bank or broker, your bank or broker will vote your shares for you only if you provide instructions on how to vote the shares. In the absence of instructions, however, banks and brokers do not have the authority to vote your shares for the proposal regarding the approval of the W. R. Berkley Corporation 2012 Stock Incentive Plan. Accordingly, it is important that you provide voting instructions to your bank or broker so that your shares may be voted in the proposal regarding the W. R. Berkley Corporation 2012 Stock Incentive Plan.

How may I vote for the say-on-pay proposal?

With respect to the say-on-pay vote, you may, on a non-binding advisory basis:

•	vote FOR the adoption of the resolution approving the compensation of the Company’s executive officers;

•	vote AGAINST the adoption of the resolution approving the compensation of the Company’s executive officers; or

•	ABSTAIN from voting on the resolution.

As with the vote for nominees for director described above, if you hold shares of our common stock through a bank or broker, your bank or broker will vote your shares for you only if you provide instructions on how to vote the shares. In the absence of instructions, however, banks and brokers do not have the authority to vote your shares for the say-on-pay proposal. Accordingly, it is important that you provide voting instructions to your bank or broker so that your shares may be voted in the say-on-pay proposal.

How may I vote for the ratification of the appointment of our independent registered public accountants, and how many votes must the proposal receive to pass?

With respect to the proposal to ratify the appointment of our independent registered public accountants, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The ratification of the appointment of our independent registered public accountants must receive the affirmative vote of a majority of the votes that could be cast at the Annual Meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

If you hold shares of our common stock through a bank or broker, your bank or broker will vote your shares for you if you provide instructions on how to vote the shares. However, unlike with the other proposals in this proxy statement, absent instructions from you, banks and brokers do have the authority to vote your shares with respect to the ratification and appointment of our independent registered public accountants and may do so in their discretion.

How does the Board of Directors recommend that I vote?

The Board recommends a vote:

•	FOR all three director nominees;

•	FOR the approval of the W. R. Berkley Corporation 2012 Stock Incentive Plan;

•	FOR the resolution approving the compensation of the Company’s executive officers; and

•	FOR the ratification of the appointment of our independent registered public accountants.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted FOR all three director nominees, FOR the approval of the W. R. Berkley Corporation 2012 Stock Incentive Plan, FOR the resolution approving the compensation of the Company’s executive officers and FOR the ratification of the appointment of our independent registered public accountants.

Will my shares be voted if I do not vote by using the Internet, by telephone or by signing and returning my proxy card?

If you own shares of our common stock and you do not vote by using the Internet, by telephone or, if you received a proxy card by mail, by signing and returning your proxy card by mail, then your shares will not be voted and will not count in deciding non-routine matters presented for stockholder consideration at the Annual Meeting.

If your shares of our common stock are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with New York Stock Exchange (“NYSE”) rules that govern the banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this proxy statement. With respect to this proposal, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors and the proposals regarding the W. R. Berkley Corporation 2012 Stock Incentive Plan and say-on-pay are not considered routine matters under NYSE rules relating to voting by banks and brokers. Accordingly, if a bank or brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to these proposals, the brokerage firm cannot vote the shares on that matter. These “broker non-votes” that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matters.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of W. R. Berkley Corporation common stock as of the close of business on March 27, 2012) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting.

Who pays for the solicitation of proxies and how are they solicited?

Proxies are being solicited on behalf of our Board of Directors. The expense of the solicitation of the proxies on behalf of the Board of Directors will be paid by the Company. The Company has engaged Georgeson Inc. to assist in the solicitation of proxies from stockholders for a fee estimated at $8,000, plus expenses. In addition to the use of the mails, proxies may be solicited in person or by mail, telephone, facsimile or electronic transmission by regular employees of the Company without additional compensation, as well as by Georgeson employees. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their direct costs in sending the proxy materials, including the Notice, to the beneficial owners of the Company’s common stock.

OUTSTANDING STOCK AND VOTING RIGHTS

Only stockholders of record at the close of business on March 27, 2012 are entitled to receive notice of and to vote at the Annual Meeting. The number of shares of voting stock of the Company outstanding and entitled to vote on that date was 138,096,585 shares of common stock. Each such share of common stock is entitled to one vote. At March 27, 2012, executive officers and directors of the Company owned or controlled approximately 20.6% of the outstanding common stock.

Information as to persons beneficially owning 5% or more of the common stock may be found under the heading “Principal Stockholders” below.

Unless otherwise directed in the proxy, the persons named therein will vote “FOR” the election of the director nominees listed below, “FOR” the approval of the W. R. Berkley Corporation 2012 Stock Incentive Plan, “FOR” the resolution approving the compensation of the Company’s executive officers, and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. If a submitted proxy does not specify a vote for or against a proposal, it will be voted as described in the preceding sentence.

As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other business shall properly come before the Annual Meeting, the persons named in the proxy will vote according to their best judgment.

PROPOSAL 1: ELECTION OF DIRECTORS

As permitted by Delaware law, the Board of Directors is divided into three classes, each class having a term of three years. Each year the term of office of one class expires. This year the term of a class consisting of three directors expires and one of such directors, Rodney A. Hawes, Jr., is retiring. The Board intends that the shares represented by proxy, unless otherwise indicated therein, will be voted for the election of William R. Berkley and Christopher L. Augostini as directors to hold office for a term of three years until the Annual Meeting of Stockholders in 2015 and until their respective successors are duly elected and qualified, and for George G. Daly as director to hold office for a term of one year until the Annual Meeting of Stockholders in 2013 and until his successor is duly elected and qualified. There are no arrangements or understandings between the nominees for director and any other person pursuant to which the nominees were selected.

The persons designated as proxies reserve full discretion to cast votes for other persons in the event any such nominee is unable to serve. However, the Board has no reason to believe that any nominee will be unable to serve if elected. The proxies cannot be voted for a greater number of persons than the three named nominees.

Following the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors unanimously recommends a vote “FOR” all of the nominees for director.

The following table sets forth biographical and other information regarding each nominee and the remaining directors who will continue in office after the Annual Meeting. Following each person’s biographical information, certain information is provided concerning the particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board of Directors (together with the qualities described in “Corporate Governance and Board Matters — Board Committees — Nominating and Corporate Governance Committee” below) to determine that each nominee or continuing director should serve as a director.

Nominees to Serve in Office Until 2015	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
William R. Berkley(1)	1967 Age 66	Chairman of the Board and Chief Executive Officer of the Company since its formation in 1967. He also served as President and Chief Operating Officer from March 2000 to November 2009 and held such positions at various times from 1967 to 1995. Mr. Berkley also serves as a director of The First Marblehead Corporation. Mr. Berkley is the father of W. Robert Berkley, Jr.
Key Experience, Qualifications, Attributes or Skills:
The founder, Chairman of the Board and Chief Executive Officer of Company, Mr. Berkley is widely regarded as one of the most distinguished leaders of the insurance industry. Mr. Berkley provides the Company strategic leadership, bringing to the Board deep and comprehensive knowledge of, and experience with, the Company and all facets of the insurance and reinsurance businesses. Mr. Berkley has significant investment related experience, including oversight and management, since prior to his founding of the Company. Mr. Berkley’s service as both Chairman of the Board and Chief Executive Officer of the Company creates a vital link between management and the Board, enabling the Board to perform its oversight function with the benefit of management’s insight on the business. In addition, Mr. Berkley’s service on the Board provides the Company with effective, ethical and responsible leadership.

Nominees to Serve in Office Until 2015	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
Christopher L. Augostini	N/A Age 47	Senior Vice President and Chief Operating Officer of Georgetown University, where he has served in various positions, including as Chief Financial Officer, since joining Georgetown University in 2000. Previously, from 1995 to 2000, Mr. Augostini worked for New York City Mayor Rudolph Giuliani’s administration in various capacities, including chief of staff to the deputy mayor for operations, director of intergovernmental affairs, and deputy budget director. In the late 1980s and early 1990s, Mr. Augostini served as an analyst for the New York State General Assembly’s Higher Education Committee and its Ways and Means Committee. He began his career conducting workforce and economic development research at the Nelson A. Rockefeller Institute of Government, the public policy arm of the State University of New York higher education system.
Key Experience, Qualifications, Attributes or Skills:
Mr. Augostini’s extensive experience at senior levels of both a major university and in government enables him to provide valuable business, leadership and management insights to the Company’s Board of Directors. Mr. Augostini possesses operational, financial, management and investment expertise.

Nominee to Serve in Office Until 2013	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
George G. Daly(2)(3)	1998 Age 71	Professor at McDonough School of Business, Georgetown University, where he served as Dean from 2005 to 2011. From 2002 to October 2005, Dr. Daly was Fingerhut Professor and Dean Emeritus, Stern School of Business, New York University, and previously was Dean, Stern School of Business, and Dean Richard R. West Professor of Business, New York University, for more than five years. In addition to his academic career, Dr. Daly served as Chief Economist at the U.S. Office of Energy Research and Development in 1974. He is also a director of The First Marblehead Corporation.

Nominee to Serve in Office Until 2013	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
Key Experience, Qualifications, Attributes or Skills:
Dr. Daly has strong leadership skills, valuable business acumen and insights on strategy and operations and has served as Dean of two of the country’s leading business schools. In addition, Dr. Daly’s years of service on the Company’s Board of Directors afford him extensive knowledge of the Company’s business, operations and culture, and his academic background provides the Board with a different perspective.

Directors to Continue in Office Until 2013	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
W. Robert Berkley, Jr.(1)	2001 Age 39	President and Chief Operating Officer of the Company since November 2009 and Vice Chairman and President of Berkley International, LLC since May 2002 and April 2008, respectively. Mr. Berkley, Jr. served previously as Executive Vice President of the Company from August 2005 to November 2009, Senior Vice President -- Specialty Operations of the Company from January 2003 to August 2005, Senior Vice President of the Company from January 2002 to January 2003, Vice President of the Company from May 2000 to January 2002, President of Berkley International, LLC from January 2001 to May 2002 and Executive Vice President of Berkley International, LLC from March 2000 to January 2001. He joined the Company in September 1997. From July 1995 to August 1997, Mr. Berkley, Jr. was employed in the Corporate Finance Department of Merrill Lynch Investment Company. Mr. Berkley, Jr. is the son of William R. Berkley.
Key Experience, Qualifications, Attributes or Skills:
Mr. Berkley, Jr. has been significantly involved with the Company for most of his career, including working initially at several of the Company’s operating subsidiaries. His substantial experience in all areas of the Company’s operations, as well as his prior service as Chairman of the Board of NCCI Holdings, Inc. (the nation’s largest provider of workers’ compensation and employee injury data and statistics) and prior investment banking experience, enable him to bring to the Board insightful, working knowledge of the Company’s business and the insurance industry.

Directors to Continue in Office Until 2013	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
Ronald E. Blaylock(2)(3)(4)	2001 Age 52	Founder and Managing Partner of GenNx360 Capital Partners, a private equity buy out firm, since 2006. Mr. Blaylock was the Founder, Chairman and Chief Executive Officer of Blaylock & Company, Inc., an investment banking firm, and held senior management positions with PaineWebber Group and Citicorp before launching Blaylock & Company, Inc. in 1993. Mr. Blaylock is also a director of CarMax, Inc. and Radio One, Inc.
Key Experience, Qualifications, Attributes or Skills:
Mr. Blaylock’s founding and management of two financial services companies has provided him with valuable business, leadership and management experience. As a result, Mr. Blaylock brings substantial financial expertise to the Board. In addition, Mr. Blaylock’s experience on the boards of directors of other public companies enables him to bring other public company leadership and operational perspectives and experience to the Board.
Mark E. Brockbank(2)(5)	2001 Age 60	Mr. Brockbank retired from active employment in November 2000. He served from 1995 to 2000 as Chief Executive of XL Brockbank Ltd., an underwriting management agency at Lloyd’s of London. Mr. Brockbank was a founder of the predecessor firm of XL Brockbank Ltd. and was a director of XL Brockbank Ltd. from 1983 to 2000.
Key Experience, Qualifications, Attributes or Skills:
Mr. Brockbank’s service as Chief Executive of XL Brockbank Ltd., an underwriting management agency at Lloyd’s of London, provides him with valuable entrepreneurial business, leadership and management experience, and particular knowledge of the insurance industry. Mr. Brockbank also brings significant business acumen to the Board, including a strong understanding of insurance and reinsurance risk evaluation, executive compensation and related areas.
Mary C. Farrell(2)(5)	2006 Age 62	President of the Howard Gilman Foundation since September 2009 and consultant to the financial services industry since 2005. Retired in July 2005 from UBS, where she served as a Managing Director, Chief Investment Strategist for UBS Wealth Management USA and Co-Head of UBS Wealth Management Investment Strategy & Research Group.

Directors to Continue in Office Until 2013	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
Key Experience, Qualifications, Attributes or Skills:
Ms. Farrell’s career in investment banking, including serving in various leadership roles at UBS, provides valuable business experience and critical insights regarding investments, finance and strategic transactions. Ms. Farrell brings considerable financial expertise to the Board, providing an understanding of financial statements, corporate finance, executive compensation and capital markets.

Directors to Continue in Office Until 2014	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
Jack H. Nusbaum(1)(4)	1967 Age 71	Senior Partner in the New York law firm of Willkie Farr & Gallagher LLP, where he has been a partner and had been Chairman of the firm for more than the last five years. Willkie Farr & Gallagher LLP is outside counsel to the Company. Mr. Nusbaum is presently a director of Cowen Group, Inc. and during the past five years he was a director of The Topps Company, Inc. (until October 2007).
Key Experience, Qualifications, Attributes or Skills:
Mr. Nusbaum brings leadership, extensive legal, regulatory, financial and other broad-based business experience to the Board. In addition, Mr. Nusbaum’s service on the Company’s Board of Directors since its founding affords him extensive knowledge of the Company’s business, operations and culture.
Mark L. Shapiro(1)(2)(3)(4)	1974 Age 68	Since September 1998, Mr. Shapiro has been a private investor. From July 1997 through August 1998, Mr. Shapiro was a Senior Consultant to the Export-Import Bank of the United States. Prior thereto, he was a Managing Director in the investment banking firm of Schroder & Co. Inc. He is also a director of Boardwalk Pipeline Partners, LP.

Directors to Continue in Office Until 2014	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
Key Experience, Qualifications, Attributes or Skills:
Mr. Shapiro’s career in investment banking and finance provides valuable broad-based business experience and insights on the Company’s business. In addition, Mr. Shapiro brings considerable financial expertise to the Board, providing an understanding of accounting, financial statements and corporate finance. In addition, Mr. Shapiro has a professional working knowledge of the Company and its operations since the Company’s initial public offering in 1973 and his extensive service on the Company’s Board of Directors affords him a depth of understanding of the Company’s business, operations and culture.

(1)	Member of Executive Committee

(2)	Member of Nominating and Corporate Governance Committee

(3)	Member of Audit Committee

(4)	Member of Business Ethics Committee

(5)	Member of Compensation Committee

EXECUTIVE OFFICERS

The following provides the name, principal occupation and other pertinent information concerning the executive officers of the Company who do not also serve as a director. The executive officers are elected by the Board of Directors annually and serve at the pleasure of the Board. There are no arrangements or understandings between the executive officers and any other person pursuant to which the executive officers were selected. The information is provided as of April 9, 2012.

Name	Age	Position

Eugene G. Ballard	59	Senior Vice President — Chief Financial Officer

Ira S. Lederman	58	Senior Vice President — General Counsel and Secretary

James G. Shiel	52	Senior Vice President — Investments

Clement P. Patafio	47	Vice President — Corporate Controller

Eugene G. Ballard has been Senior Vice President — Chief Financial Officer of the Company since June 1999. He was Treasurer of the Company from June 1999 to May 2009. He has more than 20 years of experience in the insurance industry.

Ira S. Lederman has been Senior Vice President since January 1997 and General Counsel and Corporate Secretary of the Company since November 2001. Additionally, he has been General Counsel of Berkley International, LLC since January 1998. He joined the Company in 1983.

James G. Shiel has been Senior Vice President — Investments of the Company since January 1997. Prior thereto, he was Vice President — Investments of the Company from January 1992. Since February 1994, Mr. Shiel has been President of Berkley Dean & Company, Inc., a subsidiary of the Company, which he joined in 1987.

Clement P. Patafio has been Vice President — Corporate Controller of the Company since January 1997. Prior thereto, he was Assistant Vice President — Corporate Controller from July 1994 and Assistant Controller from May 1993.

CORPORATE GOVERNANCE AND BOARD MATTERS

Our Board of Directors is committed to sound and effective corporate governance practices. Accordingly, our Board has adopted written Corporate Governance Guidelines, which address, among other things, (1) director qualification (including independence) standards, (2) director responsibilities, (3) director access to management and, as necessary and appropriate, independent advisors, (4) director compensation, (5) director orientation and continuing education, (6) director election procedures, (7) management succession, and (8) annual performance evaluation of the Board.

The Board has standing committees including: the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these committees has a written charter. Our Corporate Governance Guidelines and the charters for each of these standing committees are available on our website at www.wrberkley.com.

The Board is currently composed of nine directors, all of whom, other than Messrs. William R. Berkley and W. Robert Berkley, Jr., have been determined by the Board to be independent in accordance with applicable New York Stock Exchange (“NYSE”) corporate governance rules and not to have a material relationship with the Company which would impair their independence from management or otherwise compromise their ability to act as an independent director.

In making its determination with respect to Mr. Nusbaum, the Board broadly considered the relevant facts and circumstances of Mr. Nusbaum’s business and personal relationships with William R. Berkley, including (1) that Mr. Nusbaum is a Senior Partner in the New York law firm of Willkie Farr & Gallagher LLP (“Willkie”), which serves as legal counsel to the Company, and (2) Mr. Nusbaum’s long service on the Board of Directors of the Company, his previous service on the board of directors of other companies affiliated with Mr. Berkley, and his personal relationship with Mr. Berkley over such time.

The Board determined that Mr. Nusbaum be classified as an independent director, based on (1) the relative insignificance of the Company’s annual legal fees paid to Willkie as a percentage of Willkie’s total annual revenue (including that such fees fall below the NYSE’s materiality threshold); (2) Mr. Nusbaum’s reputation and professional background evidencing his independent nature, and particularly Mr. Nusbaum’s history of acting independently of Company management; and (3) Mr. Nusbaum’s personal financial substance and lack of economic dependence on Mr. Berkley and the Company. The Board also noted that Mr. Nusbaum did not have any transaction or other relationship that violated the specific independence tests described in Section 303A.02(b) of the NYSE rules.

The Board held four meetings during 2011 and acted by unanimous written consent on one occasion. No director attended fewer than 75% of the total number of meetings of the Board and all committees on which he or she served. Last year, five of the directors attended the Company’s Annual Meeting.

Board Committees

Audit Committee.    The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditors’ qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) compliance by the Company with legal and regulatory requirements. The Audit Committee has also adopted procedures to receive, retain and treat any good faith complaints received regarding accounting, internal accounting controls or auditing matters and provide for the anonymous, confidential submission of concerns regarding these matters.

The Audit Committee was composed of Messrs. Shapiro, Blaylock and Daly during 2011. Each member of the Audit Committee is independent under the rules of the Securities and Exchange Commission (“SEC”) and the NYSE. Mr. Shapiro is the current Chair of the Audit Committee. The Board has identified Mr. Shapiro as a current member of the Audit Committee who meets the definition of an “audit committee financial expert” established by the SEC. During 2011, the Audit Committee held nine meetings.

The Audit Committee has determined to engage KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012 and is recommending that our stockholders ratify this appointment at our Annual Meeting. The report of our Audit Committee is found on page 61 of this proxy statement.

Compensation Committee.    The Compensation Committee has overall responsibility for discharging the Board’s responsibilities relating to the compensation of the Company’s senior executive officers and directors.

During 2011, the Compensation Committee was composed of Ms. Farrell and Messrs. Brockbank and Hawes, Jr. Each member of the Compensation Committee is independent under the rules of the NYSE. Mr. Hawes, Jr. is the current Chair of the Committee. During 2011, the Compensation Committee held six meetings. The report of our Compensation Committee on executive compensation is found on page 39 of this proxy statement.

During 2011, the Compensation Committee retained the services of an external executive compensation consultant, Meridian Compensation Partners, LLC (“Meridian”). The mandate of the external compensation consultant is to serve the Company and work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. The nature and scope of services rendered by the external compensation consultant on the Compensation Committee’s behalf includes:

•	competitive market pay analyses, including proxy data studies, Board of Director pay studies, and market trends;

•	ongoing support with regard to the latest relevant regulatory, technical, and/or accounting considerations impacting compensation and benefit programs;

•	assistance with the redesign of any compensation or benefit programs, if desired/needed; and

•	preparation for and attendance at selected Compensation Committee meetings.

The Compensation Committee did not direct the external compensation consultant to perform the above services in any particular manner or under any particular method. The Compensation Committee has the final authority to hire and terminate the external compensation consultant, and the Compensation Committee evaluates the external compensation consultant periodically. The Company does not engage Meridian for other services.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee was formed to assist the Board in (1) identifying individuals qualified to become members of the Board (consistent with criteria approved by the Board), (2) recommending that the Board select the director nominees for the next annual meeting of stockholders or for other vacancies on the Board, (3) overseeing the evaluation of the Board and management, (4) reviewing the corporate governance guidelines and the corporate code of ethics, and (5) generally advising the Board on corporate governance and related matters. Our Corporate Governance Guidelines address director qualification standards.

The Nominating and Corporate Governance Committee will consider qualified director nominees recommended by stockholders. Nominations for consideration by the Nominating and Corporate Governance Committee, together with a description of his or her qualifications and other relevant information, should be sent to the attention of the General Counsel, c/o W. R. Berkley Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830. Stockholders may also follow the nomination procedures described under “Stockholder Nominations for Board Membership and Other Proposals for 2013 Annual Meeting” below.

The Company’s Corporate Governance Guidelines set forth certain qualifications and specific qualities that candidates should possess. In accordance with the Guidelines, the Committee, in assessing potential candidates, considers their independence, business, strategic and financial skills and other experience in the context of the needs of the Board of Directors as a whole, as well as a director’s service on the boards of other public companies. The Guidelines further state that directors should: (1) bring to the Company a range of experience, knowledge and judgment; (2) have relevant business or other appropriate experience; (3) maintain an acceptable level of attendance, preparedness and participation with respect to meetings of the Board and its committees; and (4) demonstrate competence in one or more of the following areas: accounting or finance, business or management experience, insurance or investment industry knowledge, crisis management, or leadership and strategic planning. In identifying and recommending director nominees, the Committee members may take into account such factors as they determine appropriate. Due consideration will be given to assessing the qualifications of potential nominees and any potential conflicts with the Company’s interests. The Committee will also assess the contributions of the Company’s incumbent directors in connection with their potential re-nomination.

The Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. In accordance with the Guidelines, when considering the overall composition of the Board, the Committee seeks a diverse and appropriate balance of members who have the experiences, qualifications, attributes and skills necessary to oversee a publicly traded, financially complex, growth oriented, international organization that operates in multiple regulatory environments. The Committee seeks directors with experience in a variety of professional disciplines and business ventures who can provide diverse perspectives on the Company’s operations. The Committee evaluates the types of backgrounds that are needed to strengthen and balance the Board based on the foregoing factors and nominates candidates to fill vacancies accordingly.

During 2011, the Nominating and Corporate Governance Committee was composed of Messrs. Blaylock, Brockbank, Daly, Hawes, Jr. and Shapiro, and Ms. Farrell, all of whom are considered independent under the rules of the NYSE. The Nominating and Corporate Governance Committee held two meetings during 2011.

Other Committees.    During 2011, the Board had two other standing committees in addition to the committees set forth above: the Executive Committee and the Business Ethics Committee.

The Executive Committee is authorized to act on behalf of the Board during periods between Board meetings. During 2011, the Executive Committee was composed of Messrs. Berkley, Berkley, Jr., Nusbaum and Shapiro. The Executive Committee held no meetings in 2011.

The Business Ethics Committee, which during 2011 was composed of Messrs. Blaylock, Nusbaum and Shapiro, administers the Company-wide business ethics program. The Business Ethics Committee reviews certain disclosures made by Company employees and directors under the Company’s Statement of Business Ethics and Statement of Business Ethics for the Board of Directors, determines if any issue presented raises an ethics concern and takes any appropriate action. During 2011, the Business Ethics Committee held one meeting.

Additional Information Regarding the Board

Board Leadership Structure.    The Board of Directors has not separated the positions of Chairman of the Board and Chief Executive Officer of the Company, as reflected in the Company’s By-Laws. The Board does not believe that the separation of the positions is necessary or desirable in the Company’s present circumstances. The Board believes that current leadership of the Company has been effective in overseeing stockholders’ long-term interests.

Mr. Berkley founded the Company in 1967 and has been its Chairman of the Board and Chief Executive Officer since that time, a period of forty-five years. Under Mr. Berkley’s strategic leadership, the Company has grown and prospered significantly, with Mr. Berkley being recognized for his extensive experience in and leadership of the insurance and reinsurance industries. Risk oversight is an especially complex issue for property and casualty insurance companies, and the Board believes that the Company’s current leadership structure has served this function well. Given Mr. Berkley’s extensive knowledge of the Company and its operations, employees and culture, his significant ownership stake and the strategic leadership that he brings to the Board, as well as his active involvement in the Company’s day-to-day business, the Board believes that it is appropriate that Mr. Berkley serve as both Chairman of the Board and Chief Executive Officer of the Company. The Board regularly reviews and considers the Board leadership structure.

The Board does not have a lead director. The Board believes that its current leadership structure has historically served the Company well and continues to do so, by facilitating communication between the Board and senior management of the Company as well as Board oversight of the Company’s business and affairs. However, as described in “— Communications with Non-Management Directors; Executive Sessions” below, the Board’s independent directors meet regularly in executive session, which serves to promote open discussion among these directors. The presiding director at these executive sessions rotates among the Chairman of the Audit Committee, the Chairman of the Compensation Committee and the non-management member of the Executive Committee who does not already chair another committee, a process that, the Board believes, provides different directors the opportunity to guide the Board’s agenda and facilitates collegiality among Board members.

Board Role in Risk Oversight.    Managing risk is a critical element of any property casualty insurance business, such as the Company. The Board believes that risk oversight is a responsibility of the entire Board, and it does not look to any individual director or committee to lead it in discharging this responsibility. Risk management is one of the core responsibilities of the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer and is a critical responsibility of every other senior officer of the Company and its operating units.

The strategic management of risk in an insurance business is a multi-level proposition. The Board has an active role, both as a whole and also at the committee level, in risk oversight. The Board and its committees receive periodic updates from members of senior management on areas of material risk to the Company, including operational, financial, strategic, competitive, investment, reputational, legal and regulatory risks. Among other things, the Board as a whole oversees management’s assessment of business risks relating to the Company’s insurance operations and investment portfolio.

At the committee level, our Audit Committee regularly reviews our financial statements, financial and other internal controls, and remediation of material weaknesses and significant deficiencies in internal controls, if any. Our Compensation Committee regularly reviews our executive compensation policies and practices and the risks associated with each. Our Nominating and Corporate Governance Committee considers issues associated with the independence of our Board, corporate governance and potential conflicts of interest. While each committee is responsible for evaluating certain risks and risk oversight, the entire Board of Directors is regularly informed of risks relevant to the Company’s business, as described above.

Risk management is a core tenet of the Company, with the concept of achieving appropriate risk-adjusted returns in our business a driving principle since the Company was founded. As a key element of their duties, our senior executive officers are responsible for risks and potential risks as they arise from day to day in their various operational areas. In recognition of the critical nature of risk management, in 2009 the Company created a new senior position, reporting directly to the Chairman and Chief Executive Officer, which is responsible for enterprise risk management. In addition, our internal audit function reports to our Audit Committee on a quarterly basis, and more frequently to the extent necessary.

Our independent outside auditors regularly identify and discuss with our Audit Committee risks and related mitigation measures that may arise during their regular reviews of the Company’s financial statements, audit work and executive compensation policies and practices, as applicable.

Compensation Committee Interlocks and Insider Participation

During 2011, the Compensation Committee was composed of Ms. Farrell and Messrs. Brockbank and Hawes, Jr. No member of the Compensation Committee was, during 2011, an officer or employee of the Company or was formerly an officer of the Company, or had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. No executive officer of the Company served on any board of directors or compensation committee of any other company for which any of the Company’s directors served as an executive officer at any time during 2011.

Code of Ethics

We have had a Statement of Business Ethics in place for many years. This statement applies to all of our officers and employees. It is a statement of our high standards for ethical behavior and legal compliance, and governs the manner in which we conduct our business. This Statement of Business Ethics covers all areas of professional conduct, including employment policies, con-

flicts of interest, anti-competitive practices, intellectual property and the protection of confidential information, as well as adherence to the laws and regulations applicable to the conduct of our business. We have also adopted a Statement of Business Ethics for the Board of Directors.

We have adopted a Code of Ethics for Senior Financial Officers. This Code of Ethics, which applies to our Chief Executive Officer, Chief Financial Officer and Controller, addresses the ethical handling of conflicts of interest, the accuracy and timeliness of SEC disclosure and other public communications and compliance with law.

Copies of our Statement of Business Ethics, Statement of Business Ethics for the Board of Directors and Code of Ethics for Senior Financial Officers can be found on our website at www.wrberkley.com. We intend to disclose amendments to these procedures, and waivers of these policies for executive officers and directors, on our website.

Communications with Non-Management Directors; Executive Sessions

A stockholder who has an interest in communicating with management or non-management members of the Board of Directors may do so by directing the communication to the General Counsel. Information about the Company, including with respect to its corporate governance policies and copies of its SEC filings, is available on our website at www.wrberkley.com. Our filings with the SEC are also available on the SEC’s website at www.sec.gov. Persons who desire to communicate with the non-management directors should send their correspondence addressed to the attention of the General Counsel, c/o W. R. Berkley Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830. The General Counsel will provide a summary of all appropriate communications to the addressed non-management directors and will provide a complete copy of such communications upon the request of the addressed director.

In accordance with applicable NYSE rules, the Company’s independent directors meet regularly in executive session. The presiding director at these executive sessions rotates among the Chairman of the Audit Committee, the Chairman of the Compensation Committee and the non-management member of the Executive Committee who does not already chair another committee.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of March 27, 2012 (except as otherwise noted below) those persons known by the Company to be the beneficial owners of more than 5% of the Company’s common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
William R. Berkley	25,946,493	(1)	18.8%
475 Steamboat Road Greenwich, CT 06830
Eagle Capital Management, LLC	10,732,738	(2)	7.8%
499 Park Avenue, 17th Floor New York, NY 10022
BlackRock, Inc.	7,478,907	(3)	5.4%
40 East 52nd Street New York, NY 10022

(1)	Includes 4,647,631 shares of common stock held by Mr. Berkley, 8,913,016 shares of common stock and 8,724,542 shares of common stock held in separate limited liability companies of which Mr. Berkley is the sole member, 1,777,626 shares of common stock held by certain trusts of which Mr. Berkley is the sole trustee, 250,000 shares of common stock held by a trust of which Mr. Berkley acts as the investment advisor, 1,573,125 shares of common stock underlying restricted stock units (973,125 of which have vested (the receipt of which has been deferred), 300,000 of which vest on December 17, 2012 and 300,000 of which vest on March 2, 2015), and 60,553 shares held by Mr. Berkley’s wife, as to which shares he disclaims beneficial ownership.

(2)	Information as of December 31, 2011 based on a Schedule 13G, dated February 13, 2012, filed with the Securities and Exchange Commission on behalf of Eagle Capital Management, LLC. The Schedule 13G discloses that Eagle Capital Management, LLC had sole voting power as to 9,309,476 shares and sole dispositive power as to all 10,732,738 shares.

(3)	Information as of December 31, 2011 based on a Schedule 13G, dated January 20, 2012, filed with the Securities and Exchange Commission on behalf of BlackRock, Inc. The Schedule 13G discloses that BlackRock, Inc. had sole voting power and sole dispositive power as to all 7,478,907 shares.

The following table sets forth information as of March 27, 2012 regarding ownership by all directors, director nominees and executive officers of the Company, as a group, and each director and director nominee and each executive officer named in the Summary Compensation Table, individually, of the Company’s common stock. Except as described in the footnotes below, all amounts reflected in the table represent shares the beneficial owners of which have sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
All directors, director nominees and executive officers as a group (14 persons)	28,465,620(1)(2)(3)	20.6%
Eugene G. Ballard	231,486(2)	*
William R. Berkley	25,946,493(1)(2)	18.8%
W. Robert Berkley, Jr.	1,070,995(2)(4)	*
Christopher L. Augostini	—	*
Ronald E. Blaylock	11,285	*
Mark E. Brockbank	614,606(5)	*
George G. Daly	26,825	*
Mary C. Farrell	15,000	*
Rodney A. Hawes, Jr.	20,500	*
Ira S. Lederman	305,543(2)(6)	*
Jack H. Nusbaum	74,827	*
Mark L. Shapiro	33,833(7)	*
James G. Shiel	246,844(2)	*

*	Less than 1%.

(1)	Includes 8,913,016 shares of common stock and 8,724,542 shares of common stock held in separate limited liability companies of which Mr. Berkley is the sole member, 1,777,626 shares of common stock held by certain trusts of which Mr. Berkley is the sole trustee, 250,000 shares of common stock held by a trust of which Mr. Berkley acts as the investment advisor and 60,553 shares held by Mr. Berkley’s wife, as to which shares he disclaims beneficial ownership. Of the 25,946,493 shares, 18,357,337 shares are pledged as security.

(2)	The amounts shown for Messrs. Berkley, Berkley, Jr., Ballard, Lederman and Shiel include shares of common stock underlying restricted stock units (RSUs) in the following share amounts for each individual:

Name	Vested RSUs (Receipt Deferred)	Unvested RSUs
William R. Berkley	973,125	600,000
W. Robert Berkley, Jr.	146,250	300,000
Eugene G. Ballard	78,750	50,000
Ira S. Lederman	78,750	50,000
James G. Shiel	65,813	50,000

The unvested RSUs for the named individuals are scheduled to vest as follows:

Name	Vesting on December 17, 2012	Vesting on March 2, 2015
William R. Berkley	300,000	300,000
W. Robert Berkley, Jr.	150,000	150,000
Eugene G. Ballard	25,000	25,000
Ira S. Lederman	25,000	25,000
James G. Shiel	25,000	25,000

(3)	The amounts shown for all directors, director nomineees and executive officers as a group include an aggregate of 1,074,000 shares of common stock underlying RSUs, which are subject to forfeiture until vested. Of the 28,465,620 shares, 18,357,337 shares are pledged as security.

(4)	Includes 250,000 shares of common stock held by a trust of which Mr. Berkley, Jr. is the trustee.

(5)	Includes 603,106 shares held in a corporation wholly owned by Mr. Brockbank.

(6)	Includes 140,499 shares held in trusts.

(7)	Includes 22,333 shares held in a trust.

The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company. Under applicable Insurance Holding Company Acts in various states, a potential owner cannot exercise voting control over an amount in excess of 10% of the Company’s outstanding voting securities (5% in the State of Alabama) without obtaining prior regulatory approval.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

As described above, the Company has adopted both a Statement of Business Ethics that applies to all officers and employees and a Statement of Business Ethics for the Board of Directors (together, the “Statements”), each of which is administered by the Business Ethics Committee. The Statements address, among other things, transactions in which the Company is or will be a party and in which any employee or director (or members of his or her immediate family, as such term is defined by the NYSE rules) has a direct or indirect interest. The Statements require full and timely disclosure of any such transaction to the Company. Company management initially determines whether a disclosed transaction by an employee requires review by the Business Ethics Committee. Based on its consideration of all of the relevant facts and circumstances, the Business Ethics Committee decides whether or not to approve such a transaction and approves only those transactions that are not contrary to the best interests of the Company. If the Company becomes aware of an existing transaction which has not been approved, the matter will be referred to the Business Ethics Committee. The Business Ethics Committee will evaluate all available options, including ratification, revision or termination of such transaction.

During 2011, the Company continued to engage the services of Associated Community Brokers, Inc., an insurance agency owned by Associated Community Bancorp, Inc. William R. Berkley, the Company’s Chairman of the Board and Chief Executive Officer, serves as Chairman of the Board of Directors and is the majority stockholder of Associated Community Bancorp, Inc., and W. Robert Berkley, Jr., the Company’s President and Chief Operating Officer, is a minority stock-

holder and a director of Associated Community Bancorp, Inc. During 2011, Associated Community Brokers, Inc. received commissions (both directly and indirectly) from the relevant insurance carriers in the amount of $1,106,073 in connection with insurance brokerage services provided to the Company and certain of its subsidiaries, and received a fee of $132,400 from the Company for services rendered in connection with the administration of the Company’s medical benefits program. In addition, Associated Community Brokers, Inc. may place business on behalf of unrelated third parties with insurance company subsidiaries of the Company.

Also during 2011, certain of the Company’s employees performed services for Interlaken Capital, Inc., a company substantially owned and controlled by William R. Berkley, the Company’s Chairman of the Board and Chief Executive Officer. Interlaken separately compensates those Company employees for such services.

The transactions requiring approval have been previously approved in accordance with the procedures described above.

Jack H. Nusbaum, a director of the Company, is a Senior Partner of Willkie Farr & Gallagher LLP, outside counsel to the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide material information about the Company’s compensation policies, objectives and decisions regarding the Company’s Named Executive Officers (or “NEOs”) and to put into perspective for investors the numbers and narratives that follow. The following topics are covered:

•	Executive summary;

•	Objectives of the executive compensation program;

•	Design of the executive compensation program, including the role and rationale for each element;

•	Use of market and peer group data;

•	Executive compensation decisions during the last year;

•	Severance and change-of-control benefits; and

•	Discussion of risk in relation to executive compensation.

The CD&A and the tables that follow cover the compensation paid to the following five NEOs:

•	The principal executive officer: William R. Berkley, Chairman of the Board and Chief Executive Officer (“CEO” or “Mr. Berkley”);

•	The principal financial officer: Eugene G. Ballard, Senior Vice President — Chief Financial Officer; and

The three other highest-paid executive officers:

•	W. Robert Berkley, Jr., President and Chief Operating Officer (“COO” or “Mr. Berkley, Jr.”);

•	Ira S. Lederman, Senior Vice President — General Counsel and Secretary; and

•	James G. Shiel, Senior Vice President — Investments.

Executive Summary

Program Overview.    The Company’s executive compensation programs are unique. We believe that the programs create a strong competitive advantage in the market for retaining key talent. We also feel that the unique structure aligns with long-term stockholder value creation better than most traditional executive compensation programs. The cornerstone of the Company’s executive compensation programs is that all NEOs and other senior executives have their equity awards of RSUs deferred until retirement or separation from service from the Company. This clearly aligns their long-term interests with those of the stockholders. For example:

•

Our annual incentive program is non-formulaic. We feel that it is critical to be able to respond to ever-changing market conditions within our industry. A formula-based incentive could drive counterproductive behaviors such as making decisions to maximize payouts under the formula, rather than making the right decision within the relevant business context. The Compensation Committee holds the NEOs accountable for the absolute and relative performance of the Company, and provides appropriate payments based on its assessment of that performance, within the constraints of the annual incentive program approved by stockholders.

•

We do not provide automatic annual long-term incentive awards, as is typical at many competitors. We provide periodic awards with a five-year performance or vesting period. These performance and vesting periods are significantly longer than the three-year cycle of most traditional plans. The performance plan is based on growth in book value per share, as adjusted, over a five-year period, allowing our NEOs to take a true long-term perspective on performance. Moreover, the level of performance required to earn the maximum possible award – a hurdle rate that has historically been set at 15% growth annually over the five-year period – represents both a significant stretch over long-run growth rates in the industry, and significant growth in the intrinsic value of a stockholder’s investment in the Company’s stock.

•

While our restricted stock unit awards do not have performance-based vesting criteria, none of the shares vest before the end of five years. Even after this five-year vesting period is complete, the shares are mandatorily deferred until the NEO (or other key executive) leaves the Company. This long vesting period and subsequent deferral serve to align our NEOs and other senior executives with the success of the Company and its stockholders better than most three-year performance-based programs, which are typical in the industry.

•	Although we do not have formal ownership requirements, through the mandatory deferral and via acquisition of shares by other means over the years, our NEOs have on average

26 times their salary invested in Company common stock. (This average excludes our founder, Chairman and CEO, who owns approximately 19% of the Company’s common stock.)

In keeping with good corporate governance practices, we do not provide our NEOs with employment agreements, and none of our NEOs is entitled to any cash severance in the event of termination from the Company, except pursuant to our executive compensation plans and the CEO’s Supplemental Benefits Agreement, as described below. We have also implemented a clawback policy, and we prohibit hedging in Company stock.

The Committee feels very strongly that the personal and extraordinary commitment and leadership of the CEO and COO make the Company unique and drive its long-term outperformance relative to the property casualty insurance industry. While the CEO and COO are well-compensated, their compensation is consistent with the many contributions they make to the Company’s success.

2011 Financial Overview.    The insurance underwriting cycle continued to show gradual improvement in 2011, albeit in an environment of continued competitiveness. The Company performed very well given the still-depressed economic environment, and more importantly, given the severe stress placed on the property casualty insurance industry from the number of natural catastrophes that occurred during the year. The Company continued to exceed the short- and long-term performance of our peer companies on many fronts. A summary of the Company’s operating performance in 2011 is as follows:

•

Our 2011 total shareholder return (or TSR, defined as the change in the Company’s stock price plus reinvestment of dividends) was 27%, higher than 93% of our peer companies, and 85% of all U.S.-listed property casualty insurance companies;

•

Our combined ratio (reflecting our underwriting profitability) was 98.3%, indicating an underwriting profit. This result exceeded industry norms by an estimated 9.2%, which is both a significant margin of outperformance, and an improvement over the Company’s performance relative to the property casualty insurance industry in 2010;

•

Our book value per share increased by 11% over 2010, which represents the 95th percentile of performance compared to our peer companies; our 2011 total value creation (book value per share plus dividends and unrealized gains and losses) was 13%, which also reflects the 95th percentile of performance compared to our peer companies;

•	Unrealized investment gains were $430 million at the end of the year, a 29% increase over end of 2010 levels;

•	Return on equity was 10.7% (based on net income), which represents the 88th percentile of performance compared to our peer companies (the average return on equity at our peer companies was 5.1%); and

•

2011 operating income per share decreased by 19% over 2010, while net income per share decreased by 7%, which still represents the 86th percentile of performance compared to our peer companies. Our catastrophe-related losses (net of reinsurance recoveries and reinstatement premiums) were $153 million, or 3.7 loss ratio points, in 2011, versus an average of $699 million, or 12.1 loss ratio points, for our peer companies.

Annual cash incentive compensation for 2011 for the Company’s CEO and COO was flat compared to each of the prior two years. The other NEOs received nominal increases over 2010 annual incentive awards, reflecting their strong contribution to our above-market relative performance.

However, a one-year performance snapshot does not adequately capture the long-term perspective that governs how the Company is managed. A summary of our longer-term performance is as follows:

•

Total shareholder return was 4.25% over the past five years, compared to the S&P 500 Index, which was negative 1.24%. This result was also better than more than 53% of our peer companies and 65% of all U.S.-listed property casualty insurance companies; over the last ten years, our annualized TSR was 13%, better than 96% of our peer companies and 87% of U.S.-listed property casualty insurance companies;

•

Over the past five years, our annualized book value per share growth was 11.0%, which exceeded 62% of our peer companies. Our total value creation was 11.8%, ahead of 48% of our peer companies. Over the past ten years, our annualized book value per share growth and total value creation were 18.1% and 19.4%, respectively, ahead of all of our peer companies;

•	Return on equity has averaged 12.7% (based on net income) over the past five years, which exceeded 69% of our peer companies; and

•	The Company’s 5-year volatility of earnings was lower than nearly 85% of our peer companies.

Performance results, a discussion of our compensation structure and resulting compensation, and additional detail on our programs and the actions taken in the last year are described in greater detail in the remainder of this CD&A.

Objectives of the Executive Compensation Program

Our executive compensation program is designed to:

•	Attract qualified executive talent;

•	Motivate executives to focus on and work toward corporate goals and appropriately manage risk, thereby fostering enhanced short-term and long-term financial performance and greater stockholder value;

•	Provide an opportunity for executives to develop a significant ownership stake in the Company and thus align their interests with those of the Company’s stockholders;

•	Encourage executive retention; and

•	Reward executives who contribute to the Company’s short-term and long-term success through demonstrated and sustained performance.

In 2011, stockholders had the opportunity to cast an advisory vote on NEO compensation and the executive compensation program in place at the Company (the “say-on-pay” vote). A significant majority –84%– of voting stockholders voted to approve the program and the compensation paid to our NEOs. Based on this feedback, and on its confidence that the unique program design in place at the Company continues to support the long-term alignment of executive pay and Company performance, the Compensation Committee elected to maintain the same design for the 2011 program.

Design of the Executive Compensation Program

The Company’s executive compensation program for the NEOs includes the following compensation elements.

Compensation Element	Role of the Element and Why W. R. Berkley Corporation Uses the Element
Annual Cash Compensation
Base Salary	• Required by market practice • Provides a fixed level of compensation for NEO services rendered during the year

Annual Incentive Bonus

• Representative of market practice

• Provides focus on annual and long-term performance goals that are linked to Company success and stockholder value

• Motivates and rewards NEOs to achieve return on equity objectives and individual objectives

Long-Term Incentive Compensation
Deferred Restricted Stock Units (“RSUs”)

• Increases stock ownership among NEOs since RSUs track the value of and pay out in shares of Company stock

• Aligns NEOs’ financial interests with those of Company stockholders during the NEOs’ employment since settlement of RSUs is deferred until separation from service

• Retains NEOs through use of overlapping 5-year vesting periods and mandatory deferrals

• Provides focus on stock price and dividend yield (NEOs receive dividend equivalent payments on vested RSUs)

Long-Term Incentive Plan (“LTIP”)

• Balances NEO external focus with internal focus on growth in book value and return on equity objectives necessary to achieve the growth in book value goals

• Through a Company-wide goal, encourages teamwork and decision-making to further the long-term best interests of the Company

• Encourages retention of NEOs through use of overlapping 5-year performance periods

• Allows NEOs to realize a portion of long-term compensation at established intervals during employment through potential LTIP cash payments

Benefits and Perquisites
Benefit Replacement Plan

• Makes up for Internal Revenue Code of 1986, as amended (“IRC”), limits on Company contributions to the qualified Profit Sharing Plan

• Treats all employees equally

• Provides a competitive compensation element designed to attract and retain NEOs

Deferred Compensation

• Allows NEOs to defer receipt of all or part of their base salary and annual incentive bonus

• Provides a strong retention feature through reasonable return potential

• Provides additional current year cash flow to the Company in a cost effective manner

• Provides an attractive tax planning tool designed to attract and retain NEOs

Additional Benefits

• Provides supplemental coverage for officers, including the NEOs, in the areas of life, travel accident, and long-term disability insurance

• Provides a competitive compensation element designed to attract and retain NEOs

Personal Use of Company Aircraft (CEO and COO only)	• Enhances security and personal safety of the CEO and COO • Enhances productivity of the CEO and COO

Supplemental Benefits Agreement (CEO only)

• Rewards the founding CEO for long-term service to the Company (38 years, at time of entering into the agreement)

• Provides competitive retirement income relative to final average pay for the CEO

• Provides continued health insurance benefits and certain perquisites to the CEO after employment ends

• Provides consideration in exchange for a non-compete agreement with the CEO

Other
Director Fees (CEO & COO only)	• Compensates NEOs who are also members of the Board for responsibilities and duties that are separate and distinct from their position as an officer

Additional Design Information

Annual Incentive Bonus.

2007 Annual Incentive Compensation Plan. In 2006, the Company adopted, and its stockholders approved, the 2007 Annual Incentive Compensation Plan. The 2007 Annual Incentive Compensation Plan is a cash-based annual bonus plan that does not provide for the payment of equity compensation. During the year ended December 31, 2011, the Compensation Committee (the “Committee”) granted new awards under this plan to the CEO and the COO. These awards were each subject to a maximum bonus value and were designed to be performance-based and ensure that bonus amounts are tax deductible under IRC Section 162(m). For 2011, the CEO was eligible for a maximum bonus equal to 3.375% of the Company’s pre-tax net income, or $17.5 million. The COO was eligible for a maximum bonus equal to 1.375% of the Company’s pre-tax net income, or $7.1 million. These amounts are caps; the intent is for the Committee to make a reasoned decision to determine the amounts actually paid, subject to those maximums.

Subject to the maximum bonus value, actual bonus amounts were determined by the Committee, using negative discretion, after evaluating certain Company results. Return on equity was the primary factor evaluated for 2011. The Committee also considered earnings per share, combined ratio (combined ratio is a measure of overall underwriting profitability where a combined ratio of less than 100 indicates an underwriting profit), growth in book value, investment income and consistency of the management team, in determining the annual bonus amounts. In addition, for the COO, the Committee took into account an initial recommendation from the CEO.

Annual Bonus Program. The annual incentive bonus for each NEO other than the CEO and the COO is a discretionary bonus determined by the CEO based primarily on the Company’s financial results, with an emphasis on return on equity. The CEO also evaluates each such NEO’s individual accomplishments and contributions to the Company’s results as he does for the Company’s other senior officers. However, this additional subjective evaluation is not based on any specific criteria and generally will not impact the bonus levels, either positively or negatively, except in cases of extraordinary performance. These bonus amounts are then reviewed and confirmed by the Committee. Tax-deductibility of bonuses under IRC Section 162(m) is not an issue for the NEOs other than the CEO and COO.

The annual incentive bonus is designed to support the Company’s objectives by providing a financially attractive compensation program designed to attract and retain executive talent, while focusing the NEOs on Company goals that are designed to contribute to overall Company success and add to stockholder value.

Long-Term Incentives.    The Company’s long-term incentive program consists of a combination of equity compensation through awards of RSUs pursuant to the Company’s 2003 Stock Incentive Plan, and cash compensation through awards of performance units under the LTIP. The program supports the Company’s objectives by encouraging the NEOs to continue their employment with us through multiple overlapping 5-year vesting cycles for RSUs and LTIP awards (as well as mandatory deferrals for RSU awards once vested). These LTIP and RSU awards encourage the NEOs to achieve and sustain longer-term Company performance goals. The RSUs also align the NEOs’ financial interests with those of the Company’s stockholders and reward the

NEOs in line with stockholders as the value of the Company’s stock increases and based on the Company’s dividend policy.

LTIP Awards. In 2009, the Company re-adopted, and its stockholders reapproved, the LTIP. The LTIP is a cash-based plan that does not provide for the payment of equity compensation. LTIP awards are denominated in performance units that grow in value based on one or more performance measures selected by the Committee and are payable, to the extent earned, in cash. The performance measure for current outstanding LTIP awards is the sum of the year-to-year increase in book value, as adjusted, of Company stock during a five-year performance period. In order to fully earn the maximum value of the LTIP award, the Company’s return on equity objectives need to be met, which have generally been set at 15%. The performance units pay out in cash at the end of the performance period. New LTIP units are granted periodically, generally twice within a five-year period. Awards under the LTIP are designed to meet the requirements for performance-based compensation under Section 162(m) of the IRC.

Restricted Stock Units. RSUs awarded to the NEOs generally have a five-year vesting period, during which they are subject to a substantial risk of forfeiture should the executive leave before the end of the five-year period. After vesting, payment of the RSUs is deferred (on a mandatory basis) until 90 days following the NEO’s separation from service with the Company (subject to a six-month delay to comply with Section 409A of the IRC). Dividend-equivalent payments are made on vested RSUs. RSU-based compensation can be recaptured (clawed back) if a recipient breaches the non-competition provisions of the award agreement during the one-year period following separation from the Company. Grants of RSUs are made periodically, generally twice within a five-year period.

Deferred Compensation.    The Company maintains the Deferred Compensation Plan for Officers, in which the NEOs are eligible to participate on a voluntary basis. Under the plan, participants may elect to defer all or a portion of their base salary, bonus compensation, and excess profit sharing contribution for any year. Amounts deferred will accrue a reasonable rate of interest, as determined annually by the Committee. At the time of the deferral election, amounts may be deferred until any date on or before the officer’s separation from service. At the officer’s election made at the time of deferral, the Company will pay the deferred amounts either in a lump sum or in no more than five annual installments beginning generally within 60 days of a date which is prior to or on the date of the officer’s separation from service (subject to a six-month delay to comply with Section 409A of the IRC). The amounts deferred are not secured or funded by the Company in any manner. For 2011, the Committee agreed to accrue interest on the deferred amounts at the prime rate of interest reported by JPMorgan Chase. The Non-Qualified Deferred Compensation table for 2011 and the associated narrative and footnotes provide information on the amounts deferred by the NEOs under the Plan in 2011, interest earned on deferred amounts in 2011, and the year-end balances.

The Deferred Compensation Plan for Officers provides a valuable tax planning mechanism to the NEOs and thereby supports the Company’s objectives by providing a compensation program designed to attract talented executives and retain our current NEOs. In addition, deferrals under the plan allow for delayed compensation payments and thereby increased current year cash flow for the Company.

Benefit Replacement.    The Company maintains a Benefit Replacement Plan to make up for IRC pay limits under the Company’s Profit Sharing Plan. Under the Benefit Replacement Plan, participants receive a potential annual payment of the amount they would have otherwise received absent the limitations imposed by the IRC on the Profit Sharing Plan. This amount is paid in an annual lump sum unless deferred by the employee under the Deferred Compensation Plan for Officers. Additional information on the amounts paid under this plan can be found in the Summary Compensation Table — All Other Compensation and the associated footnotes.

The Benefit Replacement Plan ensures that the full value of the intended benefits under the Company’s Profit Sharing Plan is provided to the NEOs and as such supports the Company’s objectives by providing a compensation program designed to attract talented executives and retain current NEOs.

Supplemental Benefits Agreement with the CEO.    On August 19, 2004, the Company entered into a Supplemental Benefits Agreement with Mr. Berkley. The agreement was put into place to recognize the significant contribution that Mr. Berkley has made to the Company’s past and ongoing success. The agreement was amended in December 2007 to comply with the requirements of Section 409A of the IRC and further amended in December 2008. In December 2011, the agreement was amended and restated effective January 1, 2012, in order to change the benefit calculation date to January 1, 2012 and prevent the future accrual of additional retirement benefits thereunder, as well as to permit future changes in the time and form of payment of retirement benefits under the agreement in accordance with Section 409A of the IRC. None of the material provisions of the agreement were modified by these amendments. The agreement provides Mr. Berkley (or his spouse), as described below, with the following benefits:

•

An annual retirement benefit equal to the greater of $1,000,000 or 50% of Mr. Berkley’s highest average three-year compensation over the prior ten fiscal years, but not exceeding 150% of his average five-year compensation over the prior five fiscal years;

•	Continued health insurance coverage (including coverage for his spouse) for the remainder of his or her life, as applicable;

•

Continued use of a Company plane and a car and driver for a period beginning with termination (as defined in the agreement) and ending with the latest to occur of two years following such termination, the date he ceases to be Chairman of the Board, or the date he ceases to provide consulting services to the Company;

•	Office accommodations and secretarial support; and

•

Payment of any excise taxes imposed on the CEO under Section 4999 of the IRC (plus payment of additional taxes incurred as a result of the Company’s payment of excise taxes) should any of these benefits trigger such excise taxes.

The agreement provides that Mr. Berkley is entitled to the commencement of retirement benefits on the earliest to occur of January 2, 2014, his death, or a change of control of the Company, subject to Mr. Berkley’s ability to change the time and form of payment in accordance with Section 409A of the IRC. If Mr. Berkley’s employment terminates prior to the benefit commencement date, a make-up account will be credited monthly with an amount equal to one twelfth of the annual retirement benefit plus interest. This make-up account was added to ensure Mr. Berkley’s benefit is kept whole for changes that were required under Section 409A of the IRC. The balance in the make-up account, if any, will be paid and the commencement of regular payments of the annual retirement benefit will begin on the benefit commencement date. Mr. Berkley is entitled to the other benefits as triggered or when he voluntarily leaves the Company.

In exchange for the benefits outlined above, the agreement prohibits Mr. Berkley from competing against the Company for two years following his resignation of employment other than for “good reason,” during which time Mr. Berkley has agreed to be available to provide consulting services to the Company. The decision to provide these benefits was made without regard to other compensation elements. Likewise, providing these benefits did not influence compensation levels in other areas. The Supplemental Benefits Agreement supports the Company’s objectives by rewarding the CEO for his long service and prior contributions to the Company’s long-term success and stockholder value. The agreement also protects the Company from potential competitive activities following the CEO’s retirement. Additional detail on this agreement is provided in the Summary Compensation Table (for the annual accrual value of the retirement benefit), the Pension Benefits table, and the Description of Potential Post-Employment Payments section.

Use of Market and Peer Group Data

The Committee reviews and analyzes market data on total direct executive compensation annually. Total direct compensation (defined as salary, annual bonus, and long-term incentive awards) for the NEOs is compared to that paid to individuals holding comparable positions at our peer companies.

In 2011, the Committee reviewed data from substantially the same group of peer companies as was used in 2010 (Old Republic International was removed and replaced with Allied World Assurance Holdings, AG because of its superior fit as a business peer and competitor for talent).

These companies, shown below, represent direct competitors of the Company for both business and executive talent and are believed to provide a reasonable assessment of industry market pay levels.

•	Ace Limited

•	Alleghany Corporation

•	Allied World Assurance Holdings, AG

•	American Financial Group Inc.

•	Arch Capital Group Ltd.

•	Axis Capital Holdings Limited

•	The Chubb Corporation

•	CNA Financial Corporation

•	Everest Re Group Ltd.

•	HCC Insurance Holdings, Inc.

•	Markel Corporation

•	PartnerRe Ltd.

•	The Progressive Corporation

•	RenaissanceRe Holdings Ltd.

•	Transatlantic Holdings Inc.

•	The Travelers Companies, Inc.

•	White Mountains Insurance Group Ltd.

•	XL Group plc

Market data is reviewed by the Committee, together with performance data for our peer companies to evaluate the alignment of total direct compensation paid and relative performance of our peer companies. In addition, this past year the Committee also reviewed broader industry survey data as an additional reference point. However, market data is only one of many factors considered in setting future compensation awards as discussed further below.

Executive Compensation Decisions During the Last Year

General Approach.    The Company does not target any particular allocation for base salary, annual incentive bonus, or long-term incentive compensation as a percentage of total compensation.

Rather, pay decisions for NEOs are based on a subjective assessment of Company performance and are designed to ensure that compensation is appropriate based on relative Company performance.

The CEO may make an initial recommendation to the Committee concerning the COO’s compensation. Other than the CEO and COO, no executive officer plays a role in determining compensation for the other NEOs. Neither the CEO nor the COO makes the final determination concerning their respective compensation.

Base Salary.    The CEO has not received a salary increase since January 1, 2000, as base pay in excess of the current level is not deductible by the Company for income tax purposes. The Committee has periodically reviewed Mr. Berkley’s salary since then, but at his request has not sought to make any increases to it. Effective January 1, 2010, Mr. Berkley, Jr.’s salary was increased to $850,000 reflecting his promotion to COO of the Company; at his request it has not been increased since that time. None of the other NEOs received base salary increases in 2011.

Annual Incentive Bonus.    For Messrs. Ballard, Lederman and Shiel, the CEO determined, and reviewed with the Committee, the 2011 bonus amounts as shown in the Summary Compensation Table. These amounts were based on a subjective assessment of overall Company performance (primarily return on equity). See the discussion on CEO bonus for a more detailed analysis of Company performance. The CEO may also make adjustments to the individual bonus amounts based on extraordinary individual performance (either positive or negative). Based on the CEO’s assessment, in 2011 there was no extraordinary individual performance that warranted any adjustment to the bonus amounts determined based on Company performance. The 2011 bonus award for each of these NEOs was $350,000, an increase of $25,000 over prior-year levels, which had been flat since 2009.

Annual Incentive Bonus Under the Plan. For 2011, the CEO and COO were the only award recipients in the 2007 Annual Incentive Compensation Plan. For the COO, the CEO made an initial recommendation for a bonus of $1,100,000, the same as the previous year’s bonus amount, and the Committee approved this amount. The bonus amount was based on a subjective assessment by the CEO and the Committee of Company performance, primarily return on equity. The Committee also considered earnings per share, combined ratio, growth in book value, and investment income, as well as the COO’s individual performance in light of additional responsibilities that were added to his portfolio of duties in 2011. These additional duties included the Company’s enterprise risk management process and attendant supervisory relationships over additional Company senior vice presidents. An analysis of the Company’s performance is outlined below. This bonus amount was substantially less than the maximum (1.375% of pre-tax net income, or $7,100,000) described earlier.

For the CEO, Company performance was a critical factor in determining the final bonus amount. Using a subjective assessment of various measures (as further discussed below), the Committee awarded the CEO a bonus of $6,200,000, the same as the previous year’s bonus. The primary measure considered was return on equity. The Committee has given primary emphasis to return on equity because that performance measure addresses the crucial question of whether the Company is economically profitable (i.e. earning a return in excess of its long-term cost of capital, through both its underwriting performance and investment management performance). The Committee also considered the Company’s earnings per share, combined ratio (relative to the industry), growth in book value, and investment income. The following outlines the Committee’s analysis for the CEO’s bonus determination:

•

Return on equity was 10.7% based on net income—more than double the average return on equity (5.1%) obtained by our peer companies—and 8.5% based on operating income (operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses). The Company’s five-year average return on equity of 12.7% (based on net income) was at the 70th percentile of performance relative to our peer companies;

•

Book value per share was $29.15, an increase of 11.0% over the prior year, compared to an average increase of 3.3% at our peer companies. Over the past five years, annualized book value per share growth has also been 11.0%. Relative performance over five years has been at the 63rd percentile compared to our peer companies.

•	Combined ratio of 98.3% was 9.2 points better than the industry’s estimated overall combined ratio;

•	Net income was $2.71 per share and operating income was $2.15 per share (down 7% and 19%, respectively, over the prior year); and

•	Net investment income, including income (loss) from investment funds, was $526 million, down less than 1% from the prior year.

No particular weighting was applied to the measures noted above. The Committee also considered:

•	Amounts paid in prior years and Company performance in 2011 relative to those prior years; and

•	Company performance relative to our peer companies, including, importantly, the effect of catastrophe losses, volatility of results, and strategies for risk avoidance.

The CEO’s bonus is the same as the previous year’s, consistent with that of the COO of the Company. The bonus for the CEO reflects the Committee’s satisfaction with the ongoing efforts of the CEO and actions taken to ensure the Company’s success in future years. The amount paid was substantially less than the maximum bonus amount (3.375% of pre-tax net income, or $17,500,000) described earlier.

Long-Term Incentives.

Restricted Stock Units (RSUs). RSU awards have historically been made at least twice over a five-year period and generally vest over a five-year period as well. No new awards were made in 2011; the last awards were made in 2010.

LTIP Awards. LTIP awards, like RSU grants, have historically been made at least twice over a five-year period and have a five-year performance term. During 2011 there were two relevant ongoing LTIP award cycles:

•

2011 Award: a new award was approved in December 2010 and granted effective January 1, 2011. The structure of the 2011 award is similar to prior grants: units have no value at grant, but gain in value during the subsequent five year period based on growth in book value per share. If book value per share were to remain unchanged at the end of the five-year period, the earned value of the award would be zero. The maximum award value of $250 per unit, as described in the table below, would be obtained if the Company’s book value per share grew at a rate of 15% annually over the five-year period. The final award value would be reduced proportionately for annualized growth rates of less than 15%.

The following units were awarded (more detail is found in the Grants of Plan Based Awards Table):

	Units Awarded	Maximum Award Value: (Any Value Earned Will be Paid in Early 2016)
Mr. Berkley	40,000	$10,000,000
Mr. Berkley, Jr.	20,000	5,000,000
Mr. Ballard	5,000	1,250,000
Mr. Lederman	5,000	1,250,000
Mr. Shiel	5,000	1,250,000

•

2008 Award: This award is earned over the five-year period of 2008 through 2012. While no payments have been made pursuant to these awards, the portion of the amount earned under this award during 2011 is shown in the Summary Compensation Table under Non-Equity Incentive Plan Compensation, as required by SEC rules.

Severance and Change-of-Control Benefits

The Company generally does not have any contracts, agreements, plans or arrangements that provide for severance payments to the NEOs at, following, or in connection with any termination of employment. However, the following agreements provide for certain benefits upon specific termination events:

•

The Supplemental Benefits Agreement, which is described in greater detail above, provides the CEO with certain benefits upon death or termination of employment to recognize his significant contributions to the Company’s success from the time he founded the Company.

•

RSUs held by the NEOs are subject to accelerated ratable vesting upon death or disability. Ratable vesting of the RSUs is intended to fairly compensate the NEOs for service to the Company through the date of their death or disability.

•

In the event of the termination of an NEO’s employment on account of his death, disability, qualified retirement, or his termination by the Company for a reason other than cause, subject to the terms and conditions of the LTIP agreements, the cash value of the LTIP awards will be determined and fixed as of the end of the fiscal year immediately prior to the fiscal year in which the termination occurred and paid 90 days following such termination. This accelerated payment fairly compensates the NEOs for service to the Company through the fiscal year just prior to their termination.

Upon a Change of Control as described in the various plan documents:

•	Benefits under the Supplemental Benefits Agreement become payable.

•	RSUs will become fully vested and settled in full.

•

The value of all LTIP awards will be determined and fixed as of the end of the fiscal year prior to the Change of Control and paid to the participant within 90 days following the last day of the performance period.

These provisions support the Company’s compensation objectives by keeping executives focused on delivering strong results and evaluating potential change of control events from a neutral perspective. The provisions remove concerns over the possible personal impact of such events. For additional detail, see “Executive Compensation — Potential Payments Upon Termination or Change of Control” below.

Discussion of Risk and Compensation Plans

The Company has a variety of practices, policies, and incentive design features that are intended to ensure that employees are not encouraged to take unnecessary or excessive risks, based on which the Committee believes that risks arising from the Company’s compensation poli-

cies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. These practices, policies and incentive design features include:

•

Multi-year equity vesting and multi-year performance periods. The LTIP has a 5-year performance period, and the RSUs have a 5-year vesting requirement. These extended time periods reflect the longer-term nature of business decisions and align employees with the longer-term performance of the Company.

•	Clawback Policy. The Compensation Committee has approved recapture provisions for certain misconduct by grantees of RSUs and LTIPs.

•

Stock Ownership. While the Company does not have formal stock ownership guidelines, stock ownership is mandated under the RSU deferral program. The CEO currently beneficially owns approximately 19% of the Company’s outstanding common stock. Other NEOs also have significant beneficial ownership positions (averaging in excess of 26 times base salary) through outright common stock ownership and deferred RSU awards.

•

Prohibition on Hedging. The Company’s senior officers as well as the presidents and chief financial officers of the Company’s subsidiaries are prohibited from hedging and other derivative transactions with respect to the Company’s common stock.

•	Unsecured and Unfunded Deferred Compensation Program. Amounts deferred by NEOs into our deferred compensation program remain at risk in the event of an adverse financial impact to the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis shown above. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2011.

Compensation Committee

Rodney A. Hawes, Jr., Chairman

Mark E. Brockbank

Mary C. Farrell

March 30, 2012

The above report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by the Chairman of the Board and Chief Executive Officer of the Company, the Chief Financial Officer of the Company and the three other highest paid executive officers of the Company whose total compensation exceeded $100,000 for the last year.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
William R. Berkley	2011	1,000,000	—	(4)	—	8,491,788	4,922,497	(5)	783,852	(6)(7)	15,198,137
Chairman of the Board	2010	1,000,000	—		7,797,000	9,276,506	5,906,790		653,345		24,633,641
and Chief Executive Officer	2009	1,000,000	—		—	8,317,950	8,002,244		489,885		17,810,079
W. Robert Berkley, Jr.	2011	850,000	—	(4)	—	2,103,254	—		382,527	(6)(7)	3,335,781
President and Chief	2010	850,000	—		3,898,500	2,033,990	—		337,076		7,119,566
Operating Officer	2009	700,000	—		—	1,746,031	—		251,007		2,697,038
Eugene G. Ballard	2011	572,000	350,000		—	286,473	—		77,129	(7)	1,285,602
Senior Vice President —	2010	572,000	325,000		649,750	340,623	—		74,125	(7)	1,961,498
Chief Financial Officer	2009	555,000	325,000		—	235,104	—		62,490		1,177,594
Ira S. Lederman	2011	572,000	350,000		—	286,473	—		77,129	(7)	1,285,602
Senior Vice President —	2010	572,000	325,000		649,750	340,623	—		72,818	(7)	1,960,191
General Counsel and Secretary	2009	555,000	325,000		—	235,104	—		62,490		1,177,594
James G. Shiel	2011	572,000	350,000		—	286,473	—		73,118	(7)	1,281,592
Senior Vice President —	2010	572,000	325,000		649,750	318,653	—		68,548	(7)	1,933,952
Investments	2009	555,000	325,000		—	220,284	—		59,925		1,160,209

(1)	Any amounts deferred, whether pursuant to a plan established under section 401(k) of the Internal Revenue Code, or otherwise, are included for the year in which earned.

(2)	This column represents the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation (“ASC 718”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For RSUs, fair value is calculated using the closing price of the Company’s common stock on the date of grant. The RSUs vest in one installment, generally on the fifth anniversary of the grant date, provided the recipient remains employed with the Company and/or its subsidiaries on such vesting date. If a recipient has a separation from service prior to such vesting date on account of death, disability or as determined by the Compensation Committee, a pro rata share of the number of RSUs granted to the recipient shall vest and be distributed to the recipient 90 days (or, in some cases, six months) following such event. Upon a separation from service for any other reason prior to vesting, all unvested RSUs held by the recipient will expire and be forfeited. Subject generally to a minimum three-year vesting requirement on RSU awards, the Compensation Committee may generally accelerate the vesting of any or all RSUs at any time. For additional information relating to the valuation assumptions with respect to the prior year grants, refer to note 23 of the Company’s financial statements in the Form 10-K for the year ended December 31, 2011, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs.

(3)	This column includes the dollar amount of bonus awards earned by Messrs. Berkley and Berkley, Jr., for performance during 2011 under the 2007 Annual Incentive Compensation Plan of $6,200,000 and $1,100,000, respectively. These awards were paid in February 2012. This column also includes the dollar amounts contingently earned during 2011 with respect to awards granted to each of the named executives prior to 2012 pursuant to the LTIP, subject to the terms and conditions of the LTIP agreements. See the 2011 Grants of Plan-Based Awards table on page 42 for additional information relating to the 2007 Annual Incentive Compensation Plan. For additional information on the LTIP, refer to note 24 of the Company’s financial statements in the Form 10-K for the year ended December 31, 2011, as filed with the SEC.

In accordance with Internal Revenue Code Section 409A, during 2009 the Compensation Committee decided to pay 50% of the maximum value of the LTIP awards originally granted in 2006. The balance of the award was paid in 2011. The accruals for these payments have already been reflected in this column in prior years. Actual payments made to the NEOs in 2011 were as follows:

Final Payment of 2006 LTIP Award($)
William R. Berkley	4,897,182
W. Robert Berkley, Jr.	1,224,295
Eugene G. Ballard	489,718
Ira S. Lederman	489,718
James G. Shiel	428,503

(4)	The bonus awards earned by Messrs. Berkley and Berkley, Jr., for performance during 2011 and paid in February 2012 under the 2007 Annual Incentive Compensation Plan are reported in the Non-Equity Incentive Plan Compensation column of this Summary Compensation Table.

(5)	This amount represents the change in pension value under the Supplemental Benefits Agreement. See page 32 for additional information about the Supplemental Benefits Agreement, amended and restated effective as of January 1, 2012.

(6)	This amount includes (i) Company director fees of $78,000 and 3,000 shares of the Company’s common stock awarded to directors on May 17, 2011, having a value of $96,960, payable to each of Messrs. Berkley and Berkley, Jr.; (ii) the incremental cost to the Company related to personal use of Company-owned aircraft by Mr. Berkley ($150,213) and Mr. Berkley, Jr. ($84,494); and (iii) for Mr. Berkley only, secretarial and administrative assistant expenses of $65,774. To increase productivity and for reasons of security and personal safety, the Board has required Messrs. Berkley and Berkley, Jr., to use Company-owned or non-commercial aircraft for all air travel. The methodology used to calculate the cost to the Company is based on the aggregate incremental variable trip-related costs, including the cost of fuel, on-board catering, landing and parking fees, flight crew travel expenses, and ground transportation costs. Since the corporate aircraft are used primarily for business travel, the methodology excludes fixed costs which do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft, aircraft maintenance, and hangar expenses. This amount does not include $8,600 and $1,700 paid to Messrs. Berkley and Berkley, Jr., respectively, representing director fees from Peyton Street Independent Financial Services Corporation, a majority owned subsidiary.

(7)	For Messrs. Berkley, Berkley, Jr., Ballard, Lederman and Shiel, these amounts include Company contributions to the Profit Sharing Plan of $22,050 each; premiums for term life insurance of $1,236 each; Benefit Replacement Plan contributions of $67,950, $54,450, $29,430, $29,430 and $29,430, respectively; and dividend equivalents on vested RSUs of $301,669, $45,338, $24,413, $24,413 and $20,402, respectively.

Plan-Based Awards

The following table shows information regarding awards granted to the NEOs in 2011 (portions of which are reflected to the extent required in the Summary Compensation Table):

2011 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Units(#)	Plan Name	Estimated Possible and Future Payouts Under Non-Equity Incentive Plan Awards Maximum($)
William R. Berkley			2007 Annual Incentive Compensation Plan(1)	17,492,051
	01/01/2011	40,000	2009 Long-Term Incentive Plan(2)	10,000,000
W. Robert Berkley, Jr.			2007 Annual Incentive Compensation Plan(1)	7,126,391
	01/01/2011	20,000	2009 Long-Term Incentive Plan(2)	5,000,000
Eugene G. Ballard	01/01/2011	5,000	2009 Long-Term Incentive Plan(2)	1,250,000
Ira S. Lederman	01/01/2011	5,000	2009 Long-Term Incentive Plan(2)	1,250,000
James G. Shiel	01/01/2011	5,000	2009 Long-Term Incentive Plan(2)	1,250,000

(1)	These amounts represented the potential maximum value of the annual bonus awards for 2011 under the 2007 Annual Incentive Compensation Plan, which was, for the CEO, 3.375% of the Company’s pre-tax net income and, for the COO, 1.375% of the Company’s pre-tax net income. The actual amount of bonus awards paid to Messrs. Berkley and Berkley, Jr. for performance during 2011 under the 2007 Annual Incentive Compensation Plan of $6,200,000 and $1,100,000, respectively, are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Because of the nature of these bonus awards, there is no target or minimum threshold performance level for an award. As such, the “Threshold” and “Target” columns have been omitted from this table.

(2)	Each of these Units had a $-0- value at the time of grant. The future payout value for each Unit is determined by multiplying the aggregate year-to-year increase in the per-share book value of the Company’s common stock over the five-year performance period by a factor of 10.17, subject to a maximum per-Unit value of $250.00. The aggregate dollar value of the award to each NEO will be the product of that per-Unit value and the number of Units awarded to each such executive. The dollar value of the awards will be paid to the executives at the end of the five-year performance period, subject to earlier payout of the earned value upon death or a termination of employment on account of disability or eligible retirement or by the Company without “cause,” where such earned value will be based on the per-Unit value as of the end of the fiscal year immediately preceding the year in which such death or termination occurs. Upon a change in control of the Company, the value of the Units will be fixed as of the end of the fiscal year immediately preceding the year in which such change in control occurs and will be paid to each named executive officer upon the earliest to occur of (a) the end of the five-year performance period, (b) such executive’s death, and (c) such executive’s termination of employment due to disability or retirement or by the Company without “cause.” An executive’s Units will be forfeited if certain continued employment conditions are not satisfied through the end of the performance period. An executive’s Units may also be forfeited or subject to recapture if such executive violates certain non-competition provisions of the award during the performance period and for two years following the end of the performance period. Because of the nature of these bonus awards, there is no target or minimum threshold performance level for an award. As such, the “Threshold” and “Target” columns have been omitted from this table.

Outstanding Equity Awards

The following table provides information on the holdings of stock options and stock awards by the NEOs as of December 31, 2011. This table includes unexercised option awards (no NEO has any unvested option awards) and unvested RSUs. Each equity grant is shown separately for each NEO. The market value of the stock awards is based on the closing market price of the Company’s stock as of December 31, 2011, which was $34.39.

OUTSTANDING EQUITY AWARDS AT FISCAL 2011 YEAR-END

	OPTION AWARDS				STOCK AWARDS
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)(2)	Option Exercise Price ($)(1)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)
William R. Berkley	04/03/2002	179,688	11.39	04/03/2012
					06/17/2008	300,000	10,317,000
					03/02/2010	300,000	10,317,000
W. Robert Berkley, Jr.	04/03/2002	102,502	11.39	04/03/2012
					06/17/2008	150,000	5,158,500
					03/02/2010	150,000	5,158,500
Eugene G. Ballard	04/03/2002	75,940	11.39	04/03/2012
					06/17/2008	25,000	859,750
					03/02/2010	25,000	859,750
Ira S. Lederman	04/03/2002	46,954	11.39	04/03/2012
					06/17/2008	25,000	859,750
					03/02/2010	25,000	859,750
James G. Shiel	—	—	—	—	06/17/2008	25,000	859,750
					03/02/2010	25,000	859,750

(1)	These amounts have been adjusted to reflect all subsequent common stock splits through December 31, 2011.

(2)	All outstanding options are subject to forfeiture in the event the NEO’s employment is terminated for cause, and the value of options that have already been exercised may be subject to recapture by the Company in certain circumstances. As such, the NEOs may never realize the full value of these options if such forfeiture or recapture occurs. All stock options vested according to a graded schedule of 25% of the award on each of the third, fourth, fifth, and sixth anniversaries of the grant date.

(3)

Represents restricted stock units (RSUs), each of which represents the right to receive one share of common stock, subject to vesting and continued employment requirements. These respective RSUs will vest in full in one installment generally on the fifth anniversary of their respective grant dates, provided the NEO remains employed by the Company on the vesting date. If an NEO separates from service prior to the vesting date on account of death, disability or as determined by the Compensation Committee, a pro rata share of the number of RSUs granted to him shall vest and be distributed to him generally 90 days following such termination date. Upon a separation from service for any other reason prior to vesting, all unvested RSUs will expire and be forfeited. In addition, vested RSUs may be subject to recapture by the Company in certain circumstances. As such, the NEOs may never realize the full value of these RSUs if such forfeiture or recapture occurs. In the event of a Change of Control of the Company (as defined in the

RSU agreements) all RSUs will vest in full and the shares of common stock underlying each RSU will be delivered to the NEOs. Subject generally to a minimum three-year vesting requirement on RSU awards, the Compensation Committee may generally accelerate the vesting of any or all RSUs at any time.

Option Exercises

The following table shows for the year ended December 31, 2011 information concerning the exercise of stock options by the NEOs and the pre-tax value realized upon such exercises. No stock awards (RSUs) vested during 2011.

OPTION EXERCISES AND STOCK VESTED IN 2011

	OPTION AWARDS
Name	Number of Shares Acquired on Exercise (#)	Pre-Tax Value Realized on Exercise ($)(1)
William R. Berkley	1,225,000	25,613,750
W. Robert Berkley, Jr.	356,252	7,535,979
Eugene G. Ballard	—	—
Ira S. Lederman	10,000	230,700
James G. Shiel	—	—

(1)	This column reflects the difference between the market value of the shares on the date of exercise and the exercise price of the stock options.

Pension Benefits

The following table shows for the year ended December 31, 2011 information relating to the pension benefits provided to Mr. Berkley under the Supplemental Benefits Agreement:

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
William R. Berkley	Supplemental Benefits Agreement(1)	—	56,521,584	—

(1)	For additional information on the key actuarial assumptions used to derive the projected benefit obligation and related retirement expenses with respect to the Supplemental Benefits Agreement (as described above on page 32), refer to note 25 of the Company’s financial statements in the Form 10-K for the year ended December 31, 2011, as filed with the SEC.

Mr. Berkley is entitled to the commencement of retirement benefits on the earliest to occur of January 2, 2014, his death, and a change of control of the Company. In the event retirement benefits are triggered by a change in control of the Company, Mr. Berkley will receive, in lieu of the yearly retirement benefits described above on page 32, a lump sum amount equal to the actuarial present value set forth in the Pension Benefits table. If Mr. Berkley predeceases his spouse, fifty percent (50%) of such benefit will be paid annually to his spouse for the remainder of her life. Mr. Berkley may elect, within ten days of the date the annual retirement benefit begins, to receive an annual lifetime annuity benefit under a joint-and survivor annuity based on the lives of Mr. Berkley and his spouse that is the actuarial equivalent to the payments that would otherwise have been made had no such election occurred.

Non-Qualified Deferred Compensation

The table below provides information on the year-end balances of amounts deferred in prior years by the NEOs under the Deferred Compensation Plan for Officers.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2011

Name	Aggregate Earnings in Last FY ($)(1)	Aggregate Balance at Last FYE ($)(1)(2)
William R. Berkley	65,682	2,062,210
W. Robert Berkley, Jr.	—	—
Eugene G. Ballard	49,226	1,542,782
Ira S. Lederman	71,001	2,229,189
James G. Shiel	37,699	1,183,614

(1)	Such amounts are accrued, but are not secured or funded by the Company.

(2)	Does not include vested RSUs (the receipt of which has been deferred until the earlier of the NEO’s separation of service or a change in control) as follows: Mr. Berkley — 973,125; Mr. Berkley, Jr. — 146,250; Mr. Ballard — 78,750; Mr. Lederman — 78,750; and Mr. Shiel — 65,813. These RSUs are fully vested, but have been mandatorily deferred to align the NEO’s financial interests with those of the Company’s stockholders during the NEO’s employment since settlement of the RSUs is deferred until the NEO’s separation of service from the Company.

The amounts set forth in the table above were deferred pursuant to the Company’s Deferred Compensation Plan for Officers in which NEOs are eligible to participate on a voluntary basis. Under the plan, participants may elect to defer all or a portion of their base salary, bonus compensation, and excess profit sharing contribution for any year. Amounts deferred will accrue a reasonable rate of interest, as determined annually by the Compensation Committee. At the time of the deferral election, amounts may be deferred until any date on or before the officer’s separation from service. At the officer’s election made at the time of deferral, the Company will pay the deferred amounts either in a lump sum or in no more than five annual installments beginning generally within 60 days of a date which is prior to or on the date of the officer’s separation from service (subject to a six-month delay to comply with Section 409A of the IRC). For 2011, the Compensation Committee agreed to accrue interest on the deferred amounts at the prime rate of interest reported by JPMorgan Chase.

Potential Payments Upon Termination or Change of Control

Except as provided for in the CEO’s Supplemental Benefits Agreement, RSUs that ratably vest upon death or disability, and LTIP awards that become payable upon certain terminations, the Company does not have any contracts, agreements, plans or arrangements that provide for severance payments to the NEOs at, following, or in connection with any termination of employment. None of the NEOs other than the CEO has employment or change of control agreements with the Company. The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if a change of control had occurred or if an NEO’s employment had terminated on December 31, 2011. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

Mr. Berkley is the only named executive who was eligible to receive immediate retirement benefits as of December 31, 2011, which benefits are described above and quantified in the Pension Benefits table on page 44. In addition to the cash retirement benefit described above on page 32, during the two-year period following his termination as defined in the agreement or, if longer, the period that Mr. Berkley performs consulting services to the Company or remains Chairman of the Board, he will be entitled to continue to receive certain perquisites, including continued use of the Company plane and a car and driver, in a manner consistent with his prior use of such perquisites. Additionally, for so long as Mr. Berkley requests, following such termination, the Company is required to provide him with office accommodations and support, including secretarial support, in a manner consistent with that provided prior to such termination. The Company estimates the cost associated with the benefits that are to be provided during the two-year period set forth above to be $800,000 per annum, and that the cost associated with the benefits to be provided upon request would be $200,000 per annum. After his termination, Mr. Berkley and his spouse are also entitled to receive lifetime health insurance coverage for which the Company estimates the present value of the cost to be $230,000. The estimated benefit to Mr. Berkley under the Supplemental Benefits Agreement described above, had he become entitled to receive such benefits upon a change in control occurring on December 31, 2011, does not include any gross-up as provided under the agreement because Mr. Berkley would not have been subject to the excise tax under Section 4999 of the Internal Revenue Code.

The agreement prohibits Mr. Berkley from competing against the Company for two years following his resignation of employment other than for “good reason,” during which time Mr. Berkley has agreed to be available to provide consulting services to the Company.

As described in the Compensation Discussion and Analysis above, with respect to all the NEOs, and in the Pension Benefits table, with respect to Mr. Berkley, upon a Change of Control as described in the various plan documents:

1. Mr. Berkley will be entitled to a lump sum payment of the present value of the retirement benefit under the Supplemental Benefits Agreement, as disclosed in the Pension Benefits table above.

2. RSUs become fully vested and settled in full as of the date immediately before the date of the Change of Control, or such other date as determined by the Compensation Committee, but no later than the date of the Change of Control.

3. The value of all LTIP awards will be determined and fixed as of the end of the fiscal year immediately prior to the fiscal year in which the Change of Control occurred. The value will be paid to the participant within 90 days following the last day of the performance period.

In addition, if one of the NEOs were to die or become disabled, his RSUs would vest pro-rata. With respect to LTIP awards, if one of the NEOs, prior to the last day of the performance period of the award, were to terminate employment due to death, disability, qualified retirement, or termination by the Company for a reason other than cause, subject to the terms and conditions of the LTIP agreements, the cash value of the LTIP awards for that NEO would be determined and fixed as of the end of the fiscal year immediately prior to the fiscal year in which the termination occurred and paid 90 days following the termination.

The following table provides the intrinsic value (that is, the value based upon the Company’s stock price) of RSUs that would become exercisable or vested, as well as the value of all performance units awarded under the LTIP, upon (A) a change in control or (B) if the NEO had died or become disabled, in each case as of December 31, 2011.

POTENTIAL TERMINATION OR CHANGE OF CONTROL PAYMENTS

UNDER RSUS AND THE LTIP

Name	RSUs ($)	LTIP ($)(1)(2)	Total ($)
William R. Berkley
Change of Control	20,634,000	3,146,274	23,780,274
Death or Disability	11,897,370	3,146,274	15,043,644
W. Robert Berkley, Jr.
Change of Control	10,317,000	1,179,851	11,496,851
Death or Disability	5,948,685	1,179,851	7,128,536
Eugene G. Ballard
Change of Control	1,719,500	393,284	2,112,784
Death or Disability	991,447	393,284	1,384,731
Ira S. Lederman
Change of Control	1,719,500	393,284	2,112,784
Death or Disability	991,447	393,284	1,384,731
James G. Shiel
Change of Control	1,719,500	393,284	2,112,784
Death or Disability	991,447	393,284	1,384,731

(1)	Had termination or change of control occurred on or after January 1, 2012, the LTIP value including the amount earned during 2011 would have been as follows for the identified individuals: Berkley—$5,439,631; Berkley, Jr. — $2,183,699; Ballard — $679,955; Lederman—$679,955; and Shiel — $679,955.

(2)	In addition, LTIP awards are valued and paid in the event of qualified retirement or termination by the Company for other than cause.

Certain of the NEOs participate in the Deferred Compensation Plan for Officers that permits the deferral of their base salary, bonus compensation, and excess profit sharing contribution for any year. The last column of the Non-Qualified Deferred Compensation table for 2011 on page 45 reports each NEO’s aggregate balance at December 31, 2011. The NEOs are entitled to receive the amount in their deferred compensation account in the event of a separation from service. The account balances continue to accrue interest income between the separation from service event and the date distributions are made, and therefore amounts payable to the NEOs, assuming a separation from service on December 31, 2011, would differ from those shown in the Non-Qualified Deferred Compensation table for 2011 to some small degree to account for such interest.

Director Compensation

For 2011, each director received a quarterly stipend of $18,000 and a fee of $1,500 for each Board meeting attended. In addition, on May 17, 2011, pursuant to the Company’s 2009 Directors Stock Plan, each continuing director received a grant of 3,000 shares of the Company’s common stock. The directors established a guideline to hold such shares until such time as a director is no longer a member of the Board of Directors of the Company. Members of the Audit Committee and the Compensation Committee, which both consist solely of directors who are independent under the rules of the NYSE, each receive an annual stipend of $5,000, with the Chairman of each such committee receiving an additional annual stipend of $30,000. Members of the Audit Committee and the Compensation Committee each also receive $1,000 for each substantive meeting attended. In accordance with the Company’s guidelines, each director, within 12 months of becoming a director, is required to own an amount of common stock of the Company equal to three times the annual stipend paid to the director. The Company also maintains a Deferred Compensation Plan for Directors pursuant to which directors may elect to defer all or a portion of their retainer and/or meeting fees for any year. Amounts deferred may, at the election of the director, (1) be deemed invested in the Company’s common stock or (2) accrue a reasonable rate of interest, determined annually by the Compensation Committee. At the time of the deferral election, amounts may be deferred until any date on or before the director’s separation from service with the Board. The Company will pay the deferred amounts, at the election of the director made at the time of deferral, either in a lump sum or in no more than five annual installments beginning on a date which is prior to or on the date of the director’s separation from service with the Board. Upon the death of a director, the director’s deferred account balance will be distributed within sixty days following death. For 2011, the Compensation Committee determined that interest on the deferred amounts would accrue at the prime rate of interest reported by JPMorgan Chase.

The following table shows for the year ended December 31, 2011, information concerning the compensation of directors who are not named in the Summary Compensation Table:

2011 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Ronald E. Blaylock	89,000	96,960	185,960
Mark E. Brockbank	89,000	96,960	185,960
George G. Daly	90,000	96,960	186,960
Mary C. Farrell	89,000	96,960	185,960
Rodney A. Hawes, Jr.	119,000	96,960	215,960
Jack H. Nusbaum	78,000	96,960	174,960
Mark L. Shapiro	120,000	96,960	216,960

(1)	Represents the fair value of 3,000 shares of the Company’s common stock on May 17, 2011, the date of grant ($32.32 per share).

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans and arrangements as of December 31, 2011, including the W. R. Berkley Corporation 2003 Stock Incentive Plan. The table also includes information regarding 1,012,500 RSUs awarded to officers of the Company and its subsidiaries on April 4, 2003 (as adjusted for subsequent stock splits) under a plan not approved by stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	8,326,209		22.50	1,787,600
Equity compensation plans not approved by stockholders	978,760	(1)	12.62	—
Total	9,304,969		21.46	1,787,600

(1)

Represents RSUs, each of which represents the right to receive one share of common stock following the recipient’s termination of employment with the Company and its subsidiaries. Delivery of shares of common stock to the RSU recipients in satisfaction of the settlement of RSUs will be satisfied exclusively from treasury shares held by the Company. These RSUs held by any recipient vested in full in one installment on April 4, 2008. In the event of a change of control of the Company (as defined in the RSU agreements) the shares of common stock underlying each RSU will be delivered to the RSU recipients. The following list sets forth the names of the executive officers of the Company who received such RSUs on April 4, 2003 and the number of RSUs each individual received (as adjusted for subsequent stock splits): William R. Berkley — 455,625; W. Robert Berkley, Jr. — 33,750; Eugene G. Ballard — 33,750; Ira S. Lederman — 33,750; Clement P. Patafio — 8,438; and James G. Shiel — 25,313; and an aggregate of 396,563 RSUs were granted to 27 other officers of the Company and its subsidiaries.

PROPOSAL 2: APPROVAL OF THE W. R. BERKLEY CORPORATION

2012 STOCK INCENTIVE PLAN

General

On February 28, 2012, the Board of Directors of the Company (the “Board”) adopted the 2012 Stock Incentive Plan (the “2012 Plan”), subject to the approval of our stockholders. The purpose of the 2012 Plan is to assist in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of the Company and its affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The 2012 Plan authorizes the award of stock-based incentives to encourage eligible employees, officers, directors, and consultants, as described below, to expend maximum effort in the creation of stockholder value.

If approved by stockholders at the meeting, the 2012 Plan will become effective on the date of such approval and no additional grants will be made under our 2003 Stock Incentive Plan (the “2003 Plan”). The Board is recommending that our stockholders approve the 2012 Plan, the material terms of which are as described below.

Summary of the 2012 Plan

The following description of the 2012 Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which is filed with the Securities and Exchange Commission as an exhibit to this Proxy Statement.

Administration

The 2012 Plan will be administered by the Board or by a committee as may be appointed by our Board, which is intended to consist entirely of two or more “outside directors,” within the meaning of Section 162(m) of the IRC who are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act and which will be referred to in this summary as the “Committee.” It is intended that the Compensation Committee of the Board will serve as the Committee for the 2012 Plan; however, the 2012 Plan permits the Committee to delegate its authority to one or more persons with respect to awards that are not intended to qualify as performance-based compensation within the meaning of Section 162(m) of the IRC or to be exempt from Section 16(b) of the Exchange Act. Under the terms of the 2012 Plan, the Committee can make rules and regulations and establish such procedures for the administration of the 2012 Plan as it deems appropriate. Any determination made by the Committee under the 2012 Plan will be made in the sole discretion of the Committee and such determinations will be final and binding on all persons.

General

Awards granted under the 2012 Plan may be in the form of:

•	stock options,

•	stock appreciation rights,

•	restricted stock,

•	restricted stock units,

•	performance awards, and

•	other stock-based awards.

No new awards may be made under the 2012 Plan on or after the tenth anniversary of the 2012 Plan’s adoption by the Board.

Shares and Other Limits

No awards under the 2012 Plan have been granted or will be granted unless and until the 2012 Plan is approved by the Company’s stockholders at the annual meeting. If stockholders do not approve the 2012 Plan, grants of equity-based awards will continue to be made under the 2003 Plan to the extent that shares of stock remain available for issuance under such plan, which for future grants totaled an estimated 1,787,600 shares as of December 31, 2011 (without giving effect to additional shares that may become available upon the future expiration, forfeiture or cancellation of outstanding awards).

The aggregate number of shares of our common stock that may be subject to awards under the 2012 Plan cannot exceed (i) 9,712,400, plus (ii) the number of shares of stock authorized for issuance or transfer under our 2003 Plan to the 2012 Plan that are not subject to awards outstanding or previously exercised or settled as of the effective date plus (iii) to the extent that an award outstanding under our 2003 Plan as of the effective date expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the grantee of the full number of shares to which the award related, the number of shares that are undelivered. During any calendar year, no participant may be granted awards of options, stock appreciation rights, and performance awards covering in excess of 2,250,000 shares, to the extent that such awards are intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code, and the maximum number of shares of common stock that may be granted pursuant to incentive stock options is 2,250,000. For each share of stock delivered pursuant to any awards other than options and stock appreciation rights, the number of shares of common stock available for delivery under the 2012 Plan will be reduced by 2.47 for each share. These share limits are in all cases subject to adjustment in certain circumstances to prevent dilution or enlargement. For shares underlying awards that expire or are canceled, forfeited, settled in cash or otherwise terminated without a delivery to the participant of the full number of shares to which the award related, the undelivered shares will again be available for the grant of additional awards within the limits provided by the 2012 Plan. Shares withheld by or delivered to us to satisfy the exercise price of options or stock appreciation rights or tax withholding obligations with respect to any award under the 2012 Plan will be deemed to have been issued under the 2012 Plan and not available for issuance in connection with future awards.

Eligibility

The 2012 Plan provides that awards may be granted to the directors, officers and employees of the Company and its affiliates, as well as consultants and advisors who provide substantial services to the Company and its affiliates, except that incentive stock options may be granted only to employees of the Company and its subsidiaries or any parent corporation. Awards may also be made to any person who has been offered employment or a consultancy by the Company or any of its affiliates; provided that such prospective employee or consultant may not receive any payment or exercise any right relating to the award until such person has commenced employment or services with the Company or its affiliates. As of the date of this proxy statement, there are approximately 5,760 directors, officers and employees eligible to participate in the 2012 Plan. Our current executive officers named in the Summary Compensation Table under the caption “Executive Compensation” herein and each of our directors are among the individuals eligible to receive awards under the 2012 Plan.

Awards

Stock Options.    Subject to the terms and provisions of the 2012 Plan, options to purchase our common stock may be granted to eligible individuals at any time and from time to time as determined by the Committee. Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under federal tax law, or as non-qualified stock options, which do not qualify for such favorable tax treatment. Subject to the limits provided in the 2012 Plan, the Committee will determine the number of options granted to any recipient. Each option grant will be evidenced by a stock option agreement that specifies the option exercise price (which may not be less than 100%, or, in the case of incentive stock options granted to a 10% or greater stockholder, 110%, of the fair market value of a share of our common stock on the date of grant), whether the options are intended to be incentive stock options or non-qualified stock options, the duration of the options, the number of shares to which the options pertain and such additional limitations, terms and conditions as the Committee may determine.

Any option granted under the 2012 Plan will expire no later than ten years from the date of its grant, or, in the case of incentive stock options granted to a 10% or greater stockholder, five years from the date of grant. The method of exercising an option granted under the 2012 Plan is set forth in the 2012 Plan, as are the general provisions regarding the vesting and exercisability of options.

Stock Appreciation Rights.    A stock appreciation right entitles the holder to receive from us upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of our common stock that are the subject of such stock appreciation right over the aggregate base price for the underlying shares. The 2012 Plan provides that the base price of a stock appreciation right may not be less than 100% of the fair market value of a share of our common stock on the date of grant.

Each stock appreciation right will be evidenced by an award agreement that specifies the base price, the number of shares to which the stock appreciation right pertains and such additional limitations, terms and conditions as the Committee may determine. The Company may pay the amount to which the participant exercising stock appreciation rights is entitled by delivering shares of our common stock, cash or a combination of stock and cash as set forth in the award agreement. The method of exercising a stock appreciation right granted under the 2012 Plan is set forth in the 2012 Plan, as are the general provisions regarding the vesting and exercisability of stock appreciation rights.

Restricted Stock.    The 2012 Plan provides for the award of shares of our common stock that are subject to forfeiture and restrictions on transferability as set forth in the 2012 Plan and as may be otherwise determined by the Committee. Such restricted stock awards may or may not be subject to performance conditions. Except for these restrictions and any others imposed by the Committee, the recipient of a grant of restricted stock will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock. During the restriction period set by the Committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock.

Restricted Stock Units.    Restricted stock units are not shares of our common stock and do not entitle the recipients to the rights of a stockholder, but rather represent the right to receive one share of our common stock, or the cash value thereof, on a specified settlement date. Restricted stock units granted under the 2012 Plan may or may not be subject to performance conditions. Restricted stock units will be settled in cash or shares of our common stock, in an amount based on the fair market value of our common stock on the settlement date.

Performance Awards.    The 2012 Plan provides that performance awards may be granted in the form of restricted stock, restricted stock units or other stock-based awards, in each case having a value that is subject to the attainment of specified performance objectives. Such performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual participant, the participant’s employer, or an affiliate, division, department, business unit, or function of or within the Company or the participant’s employer, or any combination thereof. Performance objectives may be measured on an absolute or relative basis. Relative performance may be measured by comparison to a peer company or group of peer companies, by comparison between one or more affiliates, divisions, departments, business units or functions or by comparison to a financial market index or indices.

The 2012 Plan is designed to permit the Committee to grant certain awards to employees that will constitute qualified performance-based compensation for purposes of Section 162(m) of the IRC. Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its principal executive officer or any of the three other most highly compensated officers (excluding the principal financial officer), as determined in accordance with the applicable rules under the Securities Exchange Act. Under the IRC, however, there is no limitation on the deductibility of compensation paid to such officers, who are referred to as “covered executive officers,” that represents qualified performance-based compensation as determined under the IRC. To constitute qualified performance-based compensation, the compensation paid by the Company to its covered executive officers must be paid solely on account of the achievement of one or more objective performance goals established in writing by the Committee while the achievement of such goals is substantially uncertain. Performance goals may be based on one or more performance measures consisting of business criteria that apply to the covered officer, a business unit, or the Company, a subsidiary or other affiliate on an individual or a consolidated basis, but need not be based on an increase or positive result under the business criteria selected.

With respect to performance awards intended to qualify for the performance-based compensation exception of Section 162(m) of the IRC, performance objectives will be limited to specified levels of or increases in one or more of the following: (i) earnings, including net earnings, total earnings, operating earnings, earnings growth, net income, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items, or aggregate or per-share book value or adjusted book value (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted), net income per share or operating income per share; (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) written premiums (gross or net); (vii) combined ratios; (viii) EVA® (economic value added); (ix) return measures (gross or net), including, but not limited to, return on assets, capital, invested capital, equity, sales, premiums, financial return ratios or internal rates of return; (x) return on sales or revenues; (xi) operating expenses; (xii) stock price appreciation; (xiii) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital, working capital turnover; (xiv) implementation or completion of critical projects or processes; (xv) economic value created; (xvi) balance sheet measurements (including, but not limited to, receivable turnover); (xvii) cumulative earnings per share growth; (xviii) operating margin, profit margin or gross margin; (xix) share price, including, but not limited to, growth measures and total shareholder return; (xx) cost or expense targets, reductions and savings, productivity and efficiencies; (xxi) sales or sales growth; (xxii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, market share (including increase in or maintenance of the Company’s market share), geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; and (xxiii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, the formation of joint ventures, research or development collaborations, and the completion of other corporate transactions. The Committee may establish performance objectives based on other measures not listed above with respect to performance awards that are not intended to qualify for the performance-based compensation exception of Section 162(m) of the IRC.

The 2012 Plan provides for the Committee to adjust goals and the related minimum acceptable level of achievement if, in its sole judgment, events or transactions have occurred after the applicable date of grant of a performance award that are unrelated to the performance of the Company or participant and result in a distortion of the performance objectives or the related minimum acceptable level of achievement. Potential transactions or events giving rise to adjustment include, but are not limited to, (i) restructurings, discontinued operations, extraordinary items or events, and other unusual or nonrecurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and (iii) a change in tax law or accounting standards required by generally accepted accounting principles. Performance goals will be set by the Committee within the time period and other requirements prescribed by Section 162(m) of the IRC, if applicable.

The Committee, in its discretion, may grant awards that are not deductible under Section 162(m) of the IRC. In addition, a participant who is granted an award under the 2012 Plan that is intended to qualify as performance-based compensation may also be granted awards that are not intended to be performance awards or otherwise qualify for the performance-based compensation exception of Section 162(m) of the IRC.

Other Stock-Based Awards.    The 2012 Plan also provides for the award of shares of our common stock and other awards that are valued by reference to our common stock, including unrestricted stock, stock bonuses and dividend equivalents. Awards of unrestricted stock may only be granted in lieu of compensation that would otherwise be payable to the participant.

Fair Market Value.    For purposes of the 2012 Plan, the fair market value of our common stock as of any given date means the average of the high and low prices reported on the principal national securities exchange (currently, the NYSE) on which our common stock is listed and traded on such date (or if such date is not a trading day for such exchange, the most recent trading day).

Change in Control.    Except as provided by the Committee in an award agreement or otherwise, upon a change in control of the Company, all unvested awards outstanding under the 2012 Plan will become fully vested and exercisable, including performance-based awards, which shall be deemed to satisfy all applicable performance criteria at the maximum level of achievement.

For purposes of the 2012 Plan, “change in control” generally means:

•

an acquisition (other than directly from the Company) by an individual, entity or group (excluding the Company or an employee benefit plan of the Company or a corporation controlled by the Company’s stockholders, William R. Berkley and his family members and affiliates and an underwriter temporarily holding securities pursuant to an offering of such securities) of 25% or more of the Company’s stock or voting securities;

•

a change in a majority of the current Board (excluding any persons approved by a vote of at least a majority of the current Board other than in connection with an actual or threatened proxy contest); and

•

a reorganization, merger, sale, consolidation, amalgamation or share exchange, or the sale or disposition of all or substantially all of the assets of the Company, other than such a transaction following which (i) all or substantially all of the stockholders of the Company own, directly or indirectly, more than 50% of the stock or voting securities of the Company resulting from the transaction or the ultimate parent entity of such company, (ii) at least a majority of the Board of Directors of the resulting company or ultimate parent entity were members of the Board prior to the transaction and (ii) no person (other than William R. Berkley and his family members and affiliates or an employee benefit plan of the surviving company or ultimate parent entity) owns 25% or more of the stock or voting securities of the resulting company or ultimate parent entity.

Termination of Employment/Services.    Unless otherwise determined by the Committee, options and stock appreciation rights that are not vested as of a participant’s termination are forfeited, and options and stock appreciation rights that are vested may be exercised for a limited period of 90 days following the holder’s termination of employment (but in no event longer than expiration of the original term) for any reason.

Clawback/Restrictive Covenants.    All awards granted under the 2012 Plan will be subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board. In addition, the Committee may subject any award to forfeiture or repayment in the event that the participant competes with the business of the Company or any of its affiliates or solicits employees or clients of the Company or any of its affiliates.

Effective Date; Amendment to 2012 Plan

The 2012 Plan is effective as of the date of our Annual Meeting, subject to approval of our stockholders. The Board or the Committee may amend, terminate or suspend the 2012 Plan at any time, but no amendment, termination or suspension may be made that would materially impair the rights of the participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law or stock exchange rules or to prevent adverse tax or accounting consequences to the Company or participants under Section 409A of the IRC or accounting rules. The 2012 Plan specifically provides that awards may not be repriced without stockholder approval. In addition, no such amendment may be made without the approval of the Company’s stockholders to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which our stock is listed.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards made under the 2012 Plan, based upon the laws in effect on the effective date of the 2012 Plan. The discussion is general in nature and does not take into account a number of considerations that may apply in light of the circumstances of a particular participant under the 2012 Plan. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.

Non-Qualified Stock Options.    A participant will not recognize taxable income at the time of a grant of a non-qualified stock option, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and be subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction.

Incentive Stock Options.    A participant will not recognize taxable income at the time of grant of an incentive stock option and will not recognize taxable income (except for purposes of the alternative minimum tax) upon the exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the option was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within such two or one-year periods, then in the year of such disposition, the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as a capital gain.

Stock Appreciation Rights.    A participant will not recognize taxable income at the time of a grant of a stock appreciation right, and the Company will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company generally will be entitled to a corresponding deduction.

Restricted Stock.    A participant will not recognize taxable income at the time of a grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the IRC to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the IRC apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the IRC apply.

Restricted Stock Units.    A participant will not recognize taxable income at the time of a grant of a restricted stock unit, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the IRC apply.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2012 Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2012 Plan.

New Plan Benefits

The closing price of the shares of our common stock on the NYSE on March 27, 2012 was $36.17 per share. The benefits or amounts that will be received by or allocated to any executive officers or employees under the 2012 Plan are not currently determinable since no specific grants have been decided upon and no grants will be made prior to the 2012 Plan’s adoption.

The Board of Directors unanimously recommends a vote “FOR” the approval of the W. R. Berkley Corporation 2012 Stock Incentive Plan.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are submitting to our stockholders this advisory vote on the compensation of our named executive officers, which gives stockholders another mechanism to convey their views about our compensation programs and policies. Although your vote on executive compensation is not binding on the Board or the Company, the Board values the views of our stockholders. The Board and Compensation Committee will review the results of the non-binding vote and consider them in addressing future compensation policies and decisions.

As described in detail under the heading “Compensation Discussion and Analysis,” we believe that our executive compensation programs are unique and are designed to create a strong competitive advantage in the market both for retaining talent and for creating long-term stockholder value. Specifically, we incentivize our executives with a non-formulaic annual bonus program, which provides the Compensation Committee with flexibility to respond to market conditions on a real-time basis and avoids creating counterproductive incentives for our executives. Additionally, RSU awards for our NEOs contain a mandatory deferral feature that delays settlement and delivery of shares until the executive’s separation from service with the Company, which promotes a long-term perspective on performance. Our LTIP program promotes our long-term approach to compensation incentives, as well as our emphasis on pay for performance, because LTIP awards remain outstanding over a five-year period and have value only to the extent that the Company experiences growth in book value. Consistent with good corporate governance practices, we do not provide our NEOs with employment agreements or cash severance in the event of a termination of employment.

While the insurance underwriting cycle showed gradual improvement in 2011, the insurance industry continued to be very competitive. The Company performed relatively well given the economic environment and the number of natural catastrophes that had an impact on the property casualty insurance industry and the Company continued to exceed the short- and long-term performance of our peer companies on many fronts. Operationally, the Company continued to add business units and finished the year with a strong balance sheet. Return on equity was 10.7% based on net income, more than double the average return on equity (5.1%) of our peer companies and return on equity for the Company based on operating income was 8.5%. The Company’s five year average return on equity based on net income was 12.7%. Net income per share was $2.71 and operating income per share was $2.15 (down 7% and 19%, respectively, over 2010). Our combined ratio (reflecting our underwriting profitability) was 98.3% and continued to outperform industry norms. Our book value per share increased 11% to $29.15 from $26.26, compared to an average increase of 3.3% at our peer companies. In light of these results, annual cash incentive compensation for our CEO and COO remained flat over the prior two years and the other NEOs increased 7.7% over 2010. We believe that these decisions support our goal of compensating our executives in a manner that is commensurate with the performance of the Company.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote is intended to provide our stockholders with the opportunity to approve, on an aggregate basis and in light of our corporate performance, the compensation program for our NEOs as described above. The following resolution will be submitted for a stockholder vote at our 2012 Annual Meeting:

“RESOLVED, that the stockholders of the Company approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers listed in the 2011 Summary Compensation Table included in the proxy statement for the 2012 Annual Meeting, as such compensation is disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the section titled “Compensation Discussion and Analysis,” as well as the compensation tables and other narrative executive compensation disclosures thereafter.”

The Board of Directors unanimously recommends a vote “FOR” the adoption of the resolution above approving the compensation of the Company’s named executive officers.

PROPOSAL 4: APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

KPMG LLP has been appointed by the Board of Directors as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2012. The appointment of this firm was recommended to the Board by the Audit Committee. The Board is submitting this matter to a vote of stockholders in order to ascertain their views. If the appointment of KPMG LLP is not ratified, the Board will reconsider its action and will appoint auditors for the 2012 fiscal year without further stockholder action. Further, even if the appointment is ratified by stockholder action, the Board may at any time in the future in its discretion reconsider the appointment without submitting the matter to a vote of stockholders.

It is expected that representatives of KPMG LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP.

Audit and Non-Audit Fees

The aggregate amount of the fees billed or expected to be billed by KPMG LLP for its professional services provided in 2011 and 2010 were as follows:

Type of Fees	2011	2010
Audit fees(1)	$7,410,400	$6,938,000
Audit-related fees(2)	226,900	295,000
Tax fees(3)	121,400	111,000
All other fees(4)	236,100	48,000

Total fees	$7,994,800	$7,392,000

(1)	Audit fees consist of fees the Company paid to KPMG LLP for professional services for the audit of the Company’s consolidated financial statements included in its Form 10-K and review of financial statements included in its Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements and public offerings of securities.

(2)	Fees associated with a SAS 70 review, actuarial services and the audit of health and benefit plans.

(3)	Tax fees consist of fees for tax consultations and tax compliance services.

(4)	All other fees consist of fees for other non audit-related services.

Pre-Approval Policies

Consistent with SEC policies regarding auditor independence, the Audit Committee has adopted a policy regarding the pre-approval of services of the Company’s independent auditors. Pursuant to this policy, such services may be generally pre-approved on an annual basis; other services, or services exceeding the pre-approved cost levels, must be specifically pre-approved by the Audit Committee. The Audit Committee may also delegate pre-approval authority to one or more of its members. All of such fees for 2011 were approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE REPORT

To the Board of Directors of W. R. Berkley Corporation:

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. KPMG LLP, the Company’s independent registered public accounting firm for 2011, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and KPMG LLP the audited financial statements for the year ended December 31, 2011 and KPMG LLP’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended, as currently in effect (Communication With Audit Committees). KPMG LLP has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and the Audit Committee has discussed with KPMG LLP that firm’s independence. The Audit Committee has concluded that KPMG LLP’s provision of audit and non-audit services to the Company and its affiliates are compatible with KPMG LLP’s independence.

Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2011 be included in our Annual Report on Form 10-K for 2011. The Audit Committee has selected, and the Board of Directors has ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Audit Committee

Mark L. Shapiro, Chairman

Ronald E. Blaylock

George G. Daly

March 30, 2012

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

OTHER MATTERS TO COME BEFORE THE MEETING

Management is not aware of any matters to come before the Annual Meeting other than as set forth above. However, since matters of which management is not now aware may come before the Annual Meeting or any adjournment thereof, the proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies properly submitted in time for voting, the shares represented thereby will be voted as indicated therein and in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of the copies of Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and ten-percent stockholders were complied with during the year ended December 31, 2011.

STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP

AND OTHER PROPOSALS FOR 2013 ANNUAL MEETING

It is anticipated that the next Annual Meeting of Stockholders after the one scheduled for May 22, 2012 will be held on or about May 21, 2013. The Company’s By-Laws require that, for nominations of directors or other business to be properly brought before an Annual Meeting of Stockholders, written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information concerning the nominating or proposing stockholder and information concerning the nominee and must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, in the case of the Annual Meeting of Stockholders to be held in 2013 no earlier than February 21, 2013 and no later than March 23, 2013. A copy of the applicable provisions of the By-Laws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth below.

Since the Company did not receive notice of any stockholder proposal for the 2012 Annual Meeting, it will have discretionary authority to vote on any stockholder proposals presented at such meeting.

In addition to the foregoing, and in accordance with the rules of the Securities and Exchange Commission, in order for a stockholder proposal, relating to a proper subject, to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 2013, such proposal must be received by the Secretary of the Company by December 10, 2012 in the form required under and subject to the other requirements of the applicable rules of the Securities and Exchange Commission. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, that allow the stockholder to prove the date of delivery.

The Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2011; (ii) Corporate Governance Guidelines; (iii) Statement of Business Ethics; (iv) Statement of Business Ethics for the Board of Directors; (v) Code of Ethics for Senior Financial Officers; (vi) Audit Committee Charter; (vii) Compensation Committee Charter; and (viii) Nominating and Corporate Governance Committee Charter are available on our website at www.wrberkley.com and are also available without charge to any stockholder of the Company who requests a copy in writing. Requests for copies of any or all of these documents should be directed to the Secretary, W. R. Berkley Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830.

By Order of the Board of Directors,

WILLIAM R. BERKLEY

Chairman of the Board and

Chief Executive Officer

ANNEX A

W. R. BERKLEY CORPORATION

2012 STOCK INCENTIVE PLAN

1.    Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based incentives to Eligible Persons to encourage such persons to expend maximum effort in the creation of stockholder value.

2.    Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

“Affiliate” means, with respect to any person or entity, any other person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity.

“Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, or other Stock-based award granted under the Plan.

“Award Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of any Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means:

(1)    the acquisition by any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (a “Person”), other than a WRB Affiliate, of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (1), the following acquisitions shall not give rise to a Change in Control: (x) any acquisition directly from the Company or any of its Affiliates, (y) any acquisition by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), and (z) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities;

(2)    the date upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including but not limited to a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(3)    the consummation of a reorganization, merger, sale, consolidation, amalgamation or share exchange, or the sale or disposition of all or substantially all of the assets of the Company (a “Reorganization”), unless immediately following such Reorganization (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Reorganization beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding equity and the total voting power eligible to elect directors of (A) the corporation or other entity resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent entity that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), in substantially the same proportions as their ownership immediately prior to such Reorganization of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be (excluding any increase in such ownership by WRB Affiliates), (ii) no Person, other than WRB Affiliates or an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the then-outstanding equity and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of the Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

“Committee” means the Board or such other committee consisting of two or more Qualified Members appointed by the Board to administer the Plan. If at any time a committee has not been designated as the Committee, the Compensation Committee of the Board shall constitute the Committee, or if there shall be no Compensation Committee of the Board, the Board shall constitute the Committee, and all references herein to the Committee shall be deemed to be references to the Board.

“Company” means W. R. Berkley Corporation, a Delaware corporation.

“Corporate Event” has the meaning set forth in Section 12(b) below.

“Data” has the meaning set forth in Section 22(d) below.

“Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, disability of such Participant, as determined by the Committee in its sole discretion. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement. Notwithstanding the foregoing, a Participant shall not be deemed to have suffered a Disability hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Disability unless such Participant is considered “disabled” within the meaning of Section 409A of the Code.

“Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (i) two years after the date on which the Participant was granted the Incentive Stock Option or (ii) one year after the date upon which the Participant acquired the Stock.

“Effective Date” means May 22, 2012.

“Eligible Person” means (1) each employee and officer of the Company or of any of its Affiliates, including each such employee and officer who may also be a director of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates, (3) each other natural person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor and who is designated as eligible by the Committee, and (4) each natural person who has been offered employment or a consultancy by the Company or any of its Affiliates; provided that such prospective employee or consultant may not receive any payment or exercise any right relating to an Award until such person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term Affiliate as used in this definition shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns equity possessing at least fifty percent (50%) or more of the total combined voting power of all classes of equity in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to qualify as an Incentive Stock Option, the term “Affiliate” as used in this definition shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code or a “parent corporation” with respect to the Company within the meaning of Section 424(e) of the Code. An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

“Expiration Date” means the date upon which the term of an Option or Stock Appreciation Right expires, as determined under Sections 5(b) or 8(b) hereof, as applicable.

“Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, except as otherwise determined by the Committee in a manner consistent with Section 409A of the Code, the average of the high and low prices reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination, or if the date of determination is not a trading day for such exchange, the average of the high and low prices on the most recent trading day. If the Stock is not listed on a national securities exchange, the Fair Market Value shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase one (1) or more shares of Stock at a specified exercise price during a specified period.

“Participant” means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other person or entity that holds an Award.

“Participant Agreement” means an employment or services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.

“Performance Award” means an Award of Restricted Stock or Restricted Stock Units, or any other Stock-based Award, granted to a Participant under Section 9 hereof, which Award is subject to the achievement of Performance Objectives during a Performance Period.

“Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Performance Awards.

“Performance Period” means the period designated for the achievement of Performance Objectives.

“Plan” means this W. R. Berkley Corporation 2012 Stock Incentive Plan, as amended from time to time.

“Prior Plan” means the W. R. Berkley Corporation 2003 Stock Incentive Plan, as amended from time to time.

“Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Treasury Regulation 1.162-27(c) under Section 162(m) of the Code.

“Qualified Performance-Based Award” means an Option, Stock Appreciation Right, or Performance Award that is intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

“Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

“Restricted Stock Unit” means a notional unit, granted to a Participant pursuant to Section 7 hereof, representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.

“Securities Act” means the Securities Act of 1933, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

“Service Recipient” means, with respect to a Participant holding a given Award, either the Company or the Affiliate of the Company by which the original grantee of such Award is principally employed or to which such original grantee provides services, or following a Termination, either the Company or the Affiliate of the Company by which the original grantee of such Award was most recently employed or to which such original grantee was most recently providing services, as applicable.

“Stock” means the Company’s common stock, par value $0.20 per share, and such other securities as may be substituted for such stock pursuant to Section 12 hereof.

“Stock Appreciation Right” means a conditional right, granted to a Participant under Section 8 hereof, to receive an amount equal to the value of one (1) share of Stock in excess of the specified base price per share at the time of exercise.

“Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa, or a Participant transfers employment or service from the Company to an Affiliate of the Company, or vice versa, or from one Affiliate of the Company to another Affiliate of the Company), such change in status will not be deemed a Termination hereunder. Notwithstanding the foregoing, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

“WRB Affiliate” means, collectively, William R. Berkley and any of his “family members,” within the meaning of Securities Act Form S-8 (including, for the avoidance of doubt, great-grandchildren), and his Affiliates.

3.    Administration.

(a)    Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(b)    Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan.

(c)    Rule 16b-3. The provisions of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act and shall be construed and interpreted in a manner so as to comply with such rules. Notwithstanding foregoing and any other provision of the Plan to the contrary, if for any reason the Committee does not meet the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 of the Exchange Act and Section 162(m) of the Code shall not affect the validity of Awards, interpretations, or other actions of the Committee.

4.    Shares Available Under the Plan.

(a)    Number of Shares Available for Delivery. Subject to adjustment as provided in Section 12 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall equal the sum of (1) 9,712,400, (2) the number of shares of Stock authorized for issuance or transfer under the Prior Plan that are not subject to awards outstanding or previously exercised or settled as of the Effective Date, and (3) to the extent that an award outstanding under the Prior Plan as of the Effective Date expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the grantee of the full num-

ber of shares to which the award related, the number of shares that are undelivered. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Following the Effective Date, no new awards shall be granted under the Prior Plan.

(b)    Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. For each share of Stock delivered pursuant to any awards other than Options and Stock Appreciation Rights, the number of shares of Stock available for delivery hereunder shall be reduced by 2.47. To the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. Shares of Stock withheld or surrendered in payment of the exercise price or taxes relating to an Award (including shares of Stock subject to a Stock Appreciation Right that are not issued to the Participant upon Stock settlement of such Stock Appreciation Right) shall be deemed to constitute shares delivered to the Participant and shall not be available for future Awards under the Plan.

(c)     162(m) Limitation; Incentive Stock Options.

(1)    Notwithstanding anything to the contrary herein, during any time that the Company is subject to Section 162(m) of the Code, the maximum number of shares of Stock with respect to which Options, Stock Appreciation Rights, and Performance Awards, in each case to the extent intended to qualify as a Qualified Performance-Based Award, may be granted to any individual in any one calendar year shall not exceed 2,250,000. The maximum value of the aggregate payment that any individual may receive with respect to a Qualified Performance-Based Award that is valued in dollars in respect of any annual Performance Period is $10,000,000, and for any Performance Period in excess of one (1) year, such amount multiplied by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12). No Qualified Performance-Based Awards may be granted hereunder following the first (1st) meeting of the Company’s stockholders that occurs in the fifth (5th) year following the year in which the Company’s stockholders most recently approved the terms of the Plan for purposes of satisfying the “qualified performance-based compensation” exemption under Section 162(m)(4)(C) of the Code.

(2)    All shares of Stock reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.

5.    Options.

(a)    General. Certain Options granted under the Plan are intended to qualify as Incentive Stock Options. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to the definition above) of the Company. The provisions of separate Options shall be set forth in separate Award Agreements, which agreements need not be identical.

(b)    Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c)    Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant; provided, however, that exercise price shall not be less than the Fair Market Value on the date of grant.

(d)    Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full upon exercise of an Option (1) in immediately available funds in United States dollars, or in cash equivalents, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e)    Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Award Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion remove any restrictions on or accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires.

(f)    Termination of Service. Except as provided by the Committee in an Award Agreement or otherwise, in the event of a Participant’s Termination for any reason, (1) all vesting with respect to such Participant’s outstanding Options shall cease, (2) each of such Participant’s outstanding unvested Options shall expire as of the date of such Termination, and (3) each of such Participant’s outstanding vested Options shall remain exercisable until the earlier of the applicable Expiration Date and the date that is ninety (90) days after the date of such Termination.

(g)    Special Provisions Applicable to Incentive Stock Options.

(1)    Any Incentive Stock Option granted to an Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any “subsidiary corporation” (within the meaning of Section 424(f) of the Code) or a “parent corporation,” within the meaning of Section 424(e) of the Code, in each case with respect to the Company, (i) shall have an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) shall not be exercisable more than five (5) years after the date on which it is granted; provided, however, that to the extent that any such Option does not qualify as an Incentive Stock Option, such Option shall be treated as a Nonqualified Stock Option.

(2)    To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(3)    Each Participant who receives an Incentive Stock Option shall be deemed to have agreed to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6.     Restricted Stock.

(a)    General. Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Award Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b), and except as otherwise set forth in the applicable Award Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Award Agreement, (i) cash dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate and (ii) any dividends or distributions consisting of shares of Stock or other property shall be paid to the Participant and shall be subject to the same restrictions on transferability and forfeiture as the shares of Restricted Stock with respect to which they were paid. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b)    Vesting and Restrictions on Transfer. Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Award Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion remove any restrictions on or accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. In addition to any other restrictions set forth in a Participant’s Award Agreement, until such time as the Restricted Stock has vested pursuant to the terms of the Award Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock.

(c)    Termination of Service. Except as provided by the Committee in an Award Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (1) all vesting with respect to such Participant’s Restricted Stock shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock, or if the original purchase price is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

7.    Restricted Stock Units.

(a)    General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate Award Agreements, which agreements need not be identical.

(b)    Vesting. Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Award Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion remove any restrictions on or accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.

(c)    Settlement. Restricted Stock Units shall be subject to a deferral period as set forth in the applicable Award Agreement, which may or may not coincide with the vesting period, as determined by the Committee in its discretion. Delivery of Stock, cash, or property, as determined by the Committee, will occur upon a specified delivery date or dates upon the expiration of the deferral period specified for the Restricted Stock Units in the Award Agreement. Unless otherwise set forth in a Participant’s Award Agreement, dividends, if any, with respect to shares of Stock underlying Restricted Stock Units shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Stock to which such dividends relate.

(d)    Termination of Service. Except as provided by the Committee in an Award Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units shall cease, (2) each of such Participant’s outstanding unvested Restricted Stock Units shall be forfeited for no consideration as of the date of such Termination, and (3) any shares of Stock remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the Award Agreement.

8.    Stock Appreciation Rights.

(a)    General. Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate Award Agreements, which agreements need not be identical.

(b)    Term. The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c)    Base Price. The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that the applicable base price shall not be less than the Fair Market Value on the date of grant.

(d)    Vesting. Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Award Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion remove any restrictions on or accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires.

(e)    Payment upon Exercise. Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in an Award Agreement or determined by the Committee, in each case having a value, in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.

(f)    Termination of Service. Except as provided by the Committee in an Award Agreement or otherwise, in the event of a Participant’s Termination for any reason, (1) all vesting with respect to such Participant’s outstanding Stock Appreciation Rights shall cease, (2) each of such Participant’s outstanding unvested Stock Appreciation Rights shall expire as of the date of such Termination, and (3) each of such Participant’s outstanding vested Stock Appreciation Rights shall remain exercisable until the earlier of the applicable Expiration Date and the date that is ninety (90) days after the date of such Termination.

9.    Performance Awards.

(a)    General. Performance Awards may be granted hereunder to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Performance Awards, including the determination of the Committee with respect to the form of payout of Performance Awards, shall be set forth in separate Award Agreements, which agreements need not be identical.

(b)    Value of Performance Awards. In addition to any other non-performance terms included in the Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion, which objectives, depending on the extent to which they are met, will determine the value of a Performance Award, and the amount, if any, that will be paid out to the Participant. With respect to Qualified Performance-Based Awards, the Committee shall establish the applicable Performance Objectives in writing not later than ninety (90) days after the commencement of the Performance Period or, if earlier, the date as of which twenty-five percent (25%) of the Performance Period has elapsed.

(c)    Earning of Performance Awards. Upon the expiration of the applicable Performance Period or other non-performance-based vesting period, if longer, the holder of a Performance Award shall be entitled to receive payout on the value of the Performance Award earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met. No payment shall be made with respect to a Qualified Performance-Based Award prior to certification by the Committee that the Performance Objectives have been attained.

(d)    Form and Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash, Stock, or other Awards (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any cash, Stock, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.

(e)    Termination of Service. Except as provided by the Committee in an Award Agreement or otherwise, if, prior to the time that the applicable Performance Period has expired, a Participant undergoes a Termination for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration.

(f)     Performance Objectives.

(1)    Each Performance Award shall specify the Performance Objectives that must be achieved before such Award shall become earned. The Company may also specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(2)    Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual Participant, the specific Service Recipient, or an Affiliate, division, department, business unit, or function of or within the Company or the Service Recipient, or any combination thereof. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by comparison to a peer company or group of peer companies, by comparison between one or more Affiliates, divisions, departments, business units, or functions, or by comparison to a financial market index or indices. With respect to Qualified Performance-Based Awards, Performance Objectives shall be limited to specified levels of or increases in one or more of the following: (i) earnings, including net earnings, total earnings, operating earnings, earnings growth, net income, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items, or aggregate or per-share book value or adjusted book value (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted), net income per share, or operating income per share; (iv) operating profit; (v) revenue, revenue growth, or rate of revenue growth; (vi) written premiums (gross or net); (vii) combined ratios; (viii) EVA® (economic value added); (ix) return measures (gross or net), including but not limited to return on assets, capital, invested capital, equity, sales, and premiums, financial return ratios, or internal rates of return; (x) returns on sales or revenues; (xi) operating expenses; (xii) stock price appreciation; (xiii) cash flow (including but not limited to operating cash flow, free cash flow, and cash flow return on capital), cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital, working capital turnover; (xiv) implementation or completion of critical projects or processes; (xv) economic value created; (xvi) balance sheet measurements (including, but not limited to, receivable turnover); (xvii) cumulative earnings per share growth; (xviii) operating margin, profit margin, or gross margin; (xix) share price, including but not limited to growth measures and total shareholder return; (xx) cost or expense targets, reductions and savings, productivity and efficiencies; (xxi) sales or sales growth; (xxii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, market share (including increase in or maintenance of the Company’s market share), geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures, and similar transactions, and budget comparisons; and (xxiii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, the formation of joint ventures, research or development collaborations, and the completion of other corporate transactions. The Committee may establish Performance Objectives based on performance goals on other measures not listed above with respect to Performance Awards that are not intended to qualify as Qualified Performance-Based Awards.

(3)    The Committee shall adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the applicable date of grant of a Performance Award that are unrelated to the performance of the Company or Participant and result in a distortion of the Performance Objectives or the related minimum acceptable level of achievement. Potential transactions or events giving rise to adjustment include, but are not limited to, (i) restructurings, discontinued operations, extraordinary items or events, and other unusual or nonrecurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and (iii) a change in tax law or accounting standards required by generally accepted accounting principles.

10.    Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

11.    Change in Control.

Except as provided by the Committee in an Award Agreement or otherwise, upon a Change in Control, all unvested Awards outstanding under the Plan shall become fully vested, and to the extent subject to exercise, exercisable, including Performance Awards, which shall be deemed to satisfy all applicable Performance Criteria at the maximum level of achievement. Further, provided that such Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code, all vested Awards (including Awards that vest pursuant to the immediately preceding sentence) that provide for a “deferral of compensation” within the meaning of Section 409A of the Code shall settle and be paid out in full; otherwise, such Awards shall be paid out in accordance with their terms.

12.    Adjustment for Recapitalization, Merger, etc.

(a)    Capitalization Adjustments. The aggregate number of shares of Stock that may be granted or purchased pursuant to Awards (as set forth in Section 4 above), the number of shares of Stock covered by each outstanding Award, and the price per share of Stock underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

(b)    Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Committee may, in its discretion, provide for any one or more of the following:

(1)    The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria, such Performance Objectives or similar performance criteria shall be adjusted appropriately to reflect the Corporate Event;

(2)    The acceleration of vesting of any or all Awards, subject to the consummation of such Corporate Event, with any Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria deemed earned at the target level (or if no target is specified, the maximum level) with respect to all unexpired performance periods;

(3)    The cancellation of any or all Awards (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration; and

(4)    The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

(c)    Fractional Shares. Any adjustment provided under this Section 12 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award.

13.    Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

14.    Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, an Award Agreement, or by action taken by the Committee, no person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that person.

15.    Transferability of Awards.

Except as otherwise specifically provided in the Plan, an Award Agreement, or by the Committee, Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, no Award shall be transferable for value or consideration; provided that, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

16.    Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

17.    Compliance with Laws.

The obligation of the Company to deliver Stock upon vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the Securities and Exchange Commission pursuant to the Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

18.    Withholding Obligations.

As a condition to the vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the vesting, exercise, or settlement date of the Award, as applicable; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.

19.    Amendment of the Plan or Awards.

(a)    Amendment of Plan. The Board or the Committee may amend the Plan at any time and from time to time.

(b)    Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

(c)    Stockholder Approval; No Material Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the

Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 12 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time to the extent necessary to bring such Awards into compliance with applicable law or stock exchange rules or to prevent adverse tax or accounting consequences to the Company or Participants under Section 409A of the Code or accounting rules.

(d)    No Repricing of Awards Without Stockholder Approval. Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from the events described in Section 12(a) above), (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 12(b) above.

20.    Termination or Suspension of the Plan.

The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

21.    Effective Date of the Plan.

The Plan is effective as of the Effective Date, subject to stockholder approval.

22.    Miscellaneous.

(a)    Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(b)    Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

(c)    Restrictive Covenants. The Committee may subject any Award to forfeiture or repayment in the event that the Participant competes with the business of the Company or any of its Affiliates or solicits employees or clients of the Company or any of its Affiliates.

(d)    Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(e)    Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non–United States tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 22(e) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non–United States nationals or are primarily employed or providing services outside the United States.

(f)    No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or bylaws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(g)    Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(h)    Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(i)    Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the

Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(j)    Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(k)    Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

W. R. BERKLEY CORPORATION ATTN: IRA S. LEDERMAN GENERAL COUNSEL AND SECRETARY 475 STEAMBOAT ROAD GREENWICH, CT 06830

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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M45200-P23854-Z57399 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

W. R. BERKLEY CORPORATION

The Board of Directors recommends you vote
FOR each of the following proposals:
1.	Election of Directors
			For	Against	Abstain
Nominees:
	1a.	William R. Berkley	☐	☐	☐
	1b.	Christopher L. Augostini	☐	☐	☐
	1c.	George G. Daly	☐	☐	☐		For	Against	Abstain

2.	To approve the W. R. Berkley Corporation 2012 Stock Incentive Plan.						☐	☐	☐

3.	To consider and cast a non-binding advisory vote on a resolution approving the compensation of the Company’s executive officers pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or “say-on-pay” vote.						☐	☐	☐

4.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

M45201-P23854-Z57399

W. R. BERKLEY CORPORATION Annual Meeting of Stockholders May 22, 2012 1:00 PM This proxy is solicited by the Board of Directors

The undersigned stockholder of W. R. BERKLEY CORPORATION hereby appoints EUGENE G. BALLARD and IRA S. LEDERMAN, and either of them, the true and lawful agents and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the executive offices of the Company, 475 Steamboat Road, Greenwich, Connecticut, on May 22, 2012 at 1:00 p.m., and at any adjournment of such meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side